As filed with the Securities and Exchange Commission on January 13, 2017

Registration No. 333-207889

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post Effective Amendment No. 2 to

Form S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

GrowGeneration, Corp.

(Exact Name of Registrant as Specified in its Charter)

Colorado	5200	46-5008129
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

503 North Main Street, Suite 740

Pueblo, Colorado 81003

Telephone: 800-935-8420

(Address, including zip code, and telephone number,

including area code, of principal executive offices)

Darren Lampert

Chief Executive Officer

GrowGeneration, Corp.

503 North Main Street, Suite 740

Pueblo, Colorado 81003

Telephone: 800-935-8420

(Address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Mitchell Lampert, Esq.

Robinson & Cole LLP

1055 Washington Boulevard

Stamford, CT. 06901

Telephone: (203) 462-7559

Approximate date of proposed sale to public: As soon as practicable on or after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Share(1)		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Shares of common stock sold to selling stockholders in 2016 Private Placement (7)	890,714		$.70	$623,500	$62.79

Shares of common stock underlying warrants sold to selling stockholders in 2016 Private Placement (8)	890,714		$.70	$623,500	$62.79

Shares of common stock sold to selling stockholders in 2015 Private Placement in October 2015 (5)	2,465,001		$.70	1,725,501	$173.76	(9)

Shares of common stock underlying warrants sold to selling stockholders in 2015 Private Placement in October 2015 (6)	2,465,001		$.70	$1,725,501	$173.76	(9)

Shares of common stock sold to selling stockholders in 2015 Private Placement in March 2015 (4)	300,000		$.60	$180,000	$18.13	(9)

Shares of common stock sold to selling stockholders in 2014 Private Placement (3)	1,000,000		$.60	$600,000	$60.42	(9)
Total	8,011,430	$		$5,478,002	$551.64	(10)

(1)	No market presently exists of our common stock. The selling stockholders will be required to offer their shares at $.60 per share until our common stock is listed for quotation on the OTC Bulletin Board or OTCQB Market. Assuming such listing is obtained, offers may be made at prevailing market prices or at privately negotiated prices.

(2)	Calculated under Section 6(b) of the Securities Act of 1933 (the “Securities Act”) as the aggregate offering price multiplied by 0.0001007.

(3)	Represents shares of common stock purchased pursuant to our private placement which had a final closing in May 2014 (the “2014 Private Placement”).

(4)	Represents shares of common stock purchased pursuant to our private placement which had a final closing in March 2015.

(5)	Represents shares of common stock purchased pursuant to our private placements which had respective final closing in October 2015 (together with the closing in March 2015, the “2015 Private Placements”).

(6)	Represents shares of common stock issuable upon the exercise of warrants issued in the 2015 Private Placement in October 2015 with an exercise price per share of $.70 per share. Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions. Proposed maximum offering price per share is based on the exercise price of the warrant in accordance with Rule 457(g).

(7)	Represents shares of common stock purchased pursuant to our private placement which had a final closing in April 2016 (the “April 2016 Private Placement”). The registration fee for these securities is calculated under Section 6(b) of the Securities Act as the aggregate offering price multiplied by 0.0001007.

(8)	Represents shares of common stock issuable upon the exercise of warrants issued in the April 2016 Private Placement with an exercise price per share of $.70 per share. Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions. Proposed maximum offering price per share is based on the exercise price of the warrant in accordance with Rule 457(g).

(9)	The registration fee for these securities was paid when the Company filed the Registration Statement on Form S-1 on November 9, 2015 and is transferred and carried forward to this amendment pursuant to Rule 429 under the Securities Act.

(10)	Please refer to note 9 above. The Company paid the registration fee in the amount of $125.57 when the Company filed Amendment No. 1 to the Registration Statement on Form S-1 on May 11, 2016. This fee is transferred and carried forward to this amendment pursuant to Rule 429 under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

On November 9, 2015, we filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-1 (File No. 333-207889) (the “Registration Statement”), which was subsequently amended on May 11, 2016 (the “Amendment No. 1), June 15, 2016 (the “Amendment No. 2”), July 1, 2016 (the “Amendment No. 3”) and July 15, 2016 (the “Amendment No. 4”), and declared effective on July 15, 2016. The Form S-1 was filed to register the resale by the selling stockholders (collectively referred to as the “Selling Stockholders”) named in the prospectus included in the Form S-1 of up to an aggregate of 8,011,430 shares of our common stock, par value $0.001 per share.

This Post-Effective Amendment No. 2 is being filed to update the Registration Statement to include information from our Quarterly Report on Form 10-Q for the period ended September 30, 2016 (the “September 2016 10-Q”), filed with the SEC on November 14, 2016, and incorporate by reference the Current Reports on Form 8-K filed since the effectiveness of the Post-Effective Amendment No. 1 on August 22, 2016 to the date of this filing. In this Post-Effective Amendment No. 2, we also corrected an inadvertent typo of the Weighted-Average Fair Market Value of our warrants from $.70 to $.07 included at footnote 7 of the September 2016 10-Q.

Since the effectiveness of the Registration Statement, a number of Selling Stockholders have exercised a certain number of warrants and/or sold a certain number of shares registered hereunder. The share information contained in this Post-Effective Amendment No. 2, including the table of Calculation of Registration Fee and the table of Selling Stockholder, has not been updated to reflect such changes and such information is presented herein without giving effect to such exercises and sales.

All filing fees payable in connection with the registration of the shares of common stock covered by this Post-Effective Amendment No. 2 were paid by us at the time of the initial filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus	Subject to Completion, dated January 13, 2017

GrowGeneration Corp.

8,011,430 Shares

Common Stock

This prospectus relates to the offer for sale of up to an aggregate of 8,011,430 shares of common stock of GrowGeneration Corp. by the selling stockholders named herein. We are not offering any securities pursuant to this prospectus. The shares of common stock offered by the selling stockholders include 3,355,715 shares of common stock underlying warrants.

We received approval from the OTCQB Market to trade our common stock under the ticker symbol of “GRWG” as of October 19, 2016, and commenced trading on November 11, 2016. There is currently limited trading volume for our common stock and there is no guarantee that any sustained trading market will develop in the future.

Following the effectiveness of the registration statement of which this prospectus forms a part, the sale and distribution of securities offered hereby may be effected in one or more transactions that may take place on the OTC Bulletin Board and/or OTCQB Market, including ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders. See “Plan of Distribution.”

The selling stockholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our common stock is highly speculative and involves a significant degree of risk. See “Risk Factors” beginning on page 3 of this prospectus for a discussion of information that should be considered before making a decision to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________________, 2017.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information different from or in addition to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Additional risks and uncertainties not presently known or that are currently deemed immaterial may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our common stock. These purchasers will purchase our common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investments.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

In this prospectus, we rely on and refer to information and statistics regarding our industry. We obtained this statistical, market and other industry data and forecasts from publicly available information.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus. Because it is a summary, it does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should read the entire prospectus carefully, including our consolidated financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

When used herein, unless the context requires otherwise, references to the “Company,” “we,” “our” and “us” refer to GrowGeneration Corp., a Colorado corporation, collectively with its wholly-owned subsidiaries, GrowGeneration Pueblo Corp., a Colorado corporation, which we sometimes refer to herein as GrowGeneration Pueblo and GrowGeneration California, a Delaware corporation.

Our Company

General

GrowGeneration’s mission is to become one of the largest retail hydroponic and organic specialty gardening retail outlets in the industry. Today, GrowGeneration owns and operates a chain of eleven (11) retail hydroponic/gardening stores, with nine (9) located in the state of Colorado, one (1) in the state of California and one (1) in the state of Nevada. Our plan is to open and operate hydroponic/gardening stores throughout the United States.

Our stores sell thousands of products, such as organic nutrients and soils, advanced lighting technology, state of the art hydroponic and aquaponic equipment, and other products needed to grow indoors and outdoors. Our strategy is to target two distinct verticals; namely (i) commercial growers, and (ii) smaller growers who require a local store to fulfill their daily and weekly growing needs.

GrowGeneration serves a new, yet sophisticated community of commercial and urban cultivators growing specialty crops including organics, greens and plant-based medicines. Unlike the traditional agricultural industry, these cultivators use innovative indoor and outdoor growing techniques to produce specialty crops in highly controlled environments. This enables them to produce crops at higher yields without having to compromise quality, regardless of the season or weather and drought conditions.

Our target market segments include the commercial growers in the cannabis market (Dispensaries, Cultivators, Caregivers), the home cannabis grower and businesses and individuals who grow organically grown herbs and leafy green vegetables.

Sales at our GrowGeneration stores have grown since we organized the business. Our growth has been fueled by frequent and higher dollar transactions from commercial growers, individual home growers and gardeners who grow their own organic foods. We expect to continue to experience significant growth over the next few years, primarily from existing and new stores that we open or acquire. Our growth is likely to come from four distinct channels: establishing new stores in high-value markets, internal growths at existing stores, acquiring existing stores with strong customer bases and strong operating histories and the creation of a business to business e-commerce portal at www.GrowGeneration.com.

1

The Offering

Common Stock Outstanding	11,889,262 shares (1)

Common Stock, including Shares of Common Stock underlying Warrants, Offered by Selling Stockholders	8,011,430 shares (2)

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling stockholders. We would, however, receive proceeds upon the exercise of the warrants held by the selling stockholders which, if such warrants are exercised in full, would be approximately $2,349,000. Proceeds, if any, received from the exercise of such warrants will be used for working capital and general corporate purposes. No assurances can be given that any of such warrants will be exercised.

Quotation of Common Stock:	Our common stock is presently traded on the OTCQB Market under the ticker symbol of “GRWG”. There is currently limited trading volume for our common stock and there is no guarantee that any sustained trading market will develop in the future.

Risk Factors	An investment in our company is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

(1)	Excludes: (i) outstanding shares issuable upon exercise of options to purchase 1,885,000 shares of our common stock, as of January 12, 2017, at an exercise price of $0.60 per share (or $.66 per share for our officers and directors with respect to the first $100,000 of options granted to each of them as Incentive Stock Options), that were issued under our 2014 Equity Incentive Plan; (ii) 2,029,287 warrants issued to investors in the 2015 Private Placement (out of a total of 2,465,001 warrants issued in the 2015 Private Placement, 435,714 warrants have been exercised as of the date of this filing), 635,714 warrants issued to investors in the April 2016 Private Placement (out of a total of 890,714 warrants issued in the 2015 Private Placement, 255,000 warrants have been exercised as of the date of this filing), each exercisable into one share of our common stock at a price of $.70 per warrant; (iii) 850,000 warrants issued to investors in the September 2016 Private Placement (out of a total of 1,000,000 warrants issued in the September 2016 Private Placement, 150,000 warrants have been exercised as of the date of this filing), each exercisable into one share of our common stock at a price of $.70 per warrant; and (iv) 142,800 warrants issued to the Placement Agent in the 2015 Private Placement, which permit the Placement Agent to acquire 142,800 shares of our common stock at $.70 per share, 50,000 Warrants issued to the Placement Agent in the April 2016 Private Placement, which permit the Placement Agent to acquire 50,000 shares of our common stock at $.70 per share, and 31,500 warrants issued to the Placement Agent in the September 2016 Private Placement, which permit the Placement Agent to acquire 31,500 shares of our common stock at $.70 per share.

(2)	Includes: (i) 4,655,715 shares of our common stock being sold by Investors; and (ii) 3,355,715 shares of our common stock underlying the Investor Warrants, which have an exercise price of $.70 per share. Since the original Effective Date of our Registration Statement, a certain number of shares of common stock registered hereunder have been sold and a certain number of Investor Warrants have been exercised. The total of 8,011,430 shares referenced throughout this filing has not been updated to reflect such sales and exercises. Reference is made to note (1) above for specific details on the number of Investor Warrants that have been exercised.

2

RISK FACTORS

An investment in our common stock is speculative and illiquid and involves a high degree of risk, including the risk of a loss of your entire investment. You should carefully consider the risks and uncertainties described below and the other information contained in this prospectus before purchasing shares of our common stock. If any of the following risks actually materialize, our business, financial condition, prospects and/or operations could suffer. In such event, the value of our common stock could decline, and you could lose all or a substantial portion of the money that you pay for our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” which include information relating to future events, future financial performance, financial projections, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	our limited operating history;

●	our current and future capital requirements to support our efforts to open or acquire new retail locations;

●	our dependence on consumer interest in growing crops with the equipment, soil and nutrients that we offer;

●	our dependence on third-parties to manufacture and sell us inventory;

●	our ability to maintain or protect the validity of our intellectual property;

●	our ability to retain key executive members;

●	our ability to internally develop products and intellectual property;

●	interpretations of current laws and the passages of future laws;

●	acceptance of our business model by investors;

●	the accuracy of our estimates regarding expenses and capital requirements; and

●	our ability to adequately support growth.

All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

3

We have a limited operating history on which to evaluate our business or base an investment decision.

Our business prospects are difficult to predict because of our limited operating history and unproven business strategy. We acquired 4 stores called “Pueblo Organics and Hydroponics” in 2014 and opened our Conifer, Trinidad and Colorado Springs, and our Santa Rosa, California stores in 2015 and opened our Denver, Fairplay, Castle Rock and Las Vegas stores in 2016. Accordingly, our operation of these stores has been limited. If we are unable to manage these stores as well as others that we open or acquire, our business is unlikely to succeed. Our business should be viewed in light of these risks, challenges and uncertainties.

We face intense competition that could prohibit us from developing or increasing our customer base and generating revenue.

The industry  within which we compete is highly competitive. We compete with companies that have greater capital resources, facilities and diversity of product lines. We compete in the specialty gardening industry, selling hydroponic and organic nutrients, soils and other gardening related products. Additionally, if demand for our hydroponic growing equipment and products continues to grow , we expect many new competitors to enter the market, as there are no significant barriers to retail sales of hydroponic growing equipment and related gardening products. More established gardening companies with much greater financial resources which do not currently compete with us may be able to easily adapt their existing operations to sales of hydroponic growing equipment. Due to this competition, there is no assurance that we will not encounter difficulties in generating or increasing revenues and capturing market share. In addition, increased competition may lead to reduced prices and/or margins for products we sell. Our competitors may also introduce new hydroponic growing equipment, manufacturers may sell equipment direct to consumers, and our distributers could cease sales of product to us.

If we need additional capital to fund our operations, we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

If adequate additional financing is not available on reasonable terms, we may not be able to expand our retail or online operations and we may be forced to modify our business plans accordingly. There is no assurance that additional financing will be available to us. In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in sales and marketing; and (iv) new store openings and or acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs. If we cannot obtain additional funding, we may be required to: (i) limit our expansion; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures. Such reductions could materially adversely affect our business and our ability to compete. Moreover, even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are favorable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

Our business depends substantially on the continuing efforts of our executive officers and our business may be severely disrupted if we lose their services.

Our future success depends substantially on the continued services of our executive officers, especially our Chief Executive Officer, Darren Lampert, our President, Michael Salaman, and our Chief Operating Officer Jason Dawson. We do not maintain key man life insurance on any of our executive officers and directors. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers.

Irwin Lampert, our current Chief Financial Officer, Secretary and Director, has indicated his intention to retire from all officer positions and as a director of the Company. We are currently actively seeking a new Chief Financial Officer and Secretary to fill the officer positions; we do not intend to appoint another director to replace Mr. Lampert at this time.

If we are not successful in attracting and retaining highly qualified personnel, we may not be able to successfully implement our business strategy.

Our ability to compete in the highly competitive hydroponics and gardening industry depends in large part upon our ability to attract highly qualified managerial and sales personnel. In order to induce valuable employees to come and work for us or to remain with us, we intend to provide employees with stock options that vest over time. The value to employees of stock options that vest over time will be significantly affected by movements in our stock price that we will not be able to control and may at any time be insufficient to counteract more lucrative offers from other companies. Our success also depends on our ability to continue to attract, retain and motivate highly skilled junior, mid-level, and senior personnel.

4

In order to increase our sales and marketing infrastructure, we will need to grow the size of our organization, and we may experience difficulties in managing this growth.

As we continue to work to open and/or acquire additional retail store locations, we will need to expand the size of our employee base for managerial, operational, sales, marketing, financial and other resources. Future growth would impose significant added responsibilities on members of management, including the need to identify, recruit, maintain, motivate and integrate additional employees. In addition, our management may have to divert a disproportionate amount of its attention away from our day-to-day activities and devote a substantial amount of time to managing these growth activities. Our future financial performance and our ability to continue to grow our operation and compete in the hydroponics industry effectively will depend, in part, on our ability to effectively manage any future growth.

Litigation may adversely affect our business, financial condition and results of operations.

From time to time in the normal course of our business operations, we may become subject to litigation that may result in liability material to our financial statements as a whole or may negatively affect our operating results if changes to our business operation are required. The cost to defend such litigation may be significant and may require a diversion of our resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. As a result, litigation may adversely affect our business, financial condition and results of operations.

We may not obtain insurance coverage to adequately cover all significant risk exposures.

We will be exposed to liabilities that are unique to the products we provide. We currently maintain only premises insurance and there can be no assurance that we will acquire or maintain insurance for certain risks, that the amount of our insurance coverage will be adequate to cover all claims or liabilities, or that we will not be forced to bear substantial costs resulting from risks and uncertainties of business. It is also not possible to obtain insurance to protect against all operational risks and liabilities. The failure to obtain adequate insurance coverage on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition and results of operations.

Federal practices could change with respect to providers of equipment potentially usable by participants in the medical cannabis industry, which could adversely impact us.

Cannabis growers utilize various products that we offer for sale. While we are not aware of any threatened or current federal or state law enforcement actions against any retailer of hydroponic equipment that might be used for cannabis growing or use we have heard that a number of years ago, law enforcement authorities did initiate raids at some retail stores where operators evidently knew they were selling hydroponic equipment directly to customers who indicated they intended to use it for the cultivation of recreational cannabis. Those raids took place in a different legal landscape, well before the legalization of medical or recreational cannabis by any state. We are unaware of any threatened or actual law enforcement activity, ever, against manufacturers or retailers of supplies marketed for usage by participants in the emerging cannabis industry.

A theoretical risk exists that our activities could be deemed to be facilitating the selling or distribution of cannabis in violation of the Federal Controlled Substances Act, or to constitute aiding or abetting, or being an accessory to, a violation of that Act. We believe, however, that such a risk is relatively low. Federal authorities have not focused their resources on such tangential or secondary violations of the Act, nor have they threatened to do so, with respect to the sale of equipment that might be used by cannabis gardeners, or with respect to any supplies marketed to participants in the emerging medical cannabis industry. We are unaware of such a broad application of the Controlled Substances Act by federal authorities, and we believe that such an attempted application would be unprecedented.

5

If the federal government were to change its practices, or were to expend its resources attacking providers of equipment that could be usable by participants in the medical or recreational cannabis industry, such action could have a materially adverse effect on our operations, our customers, or the sales of our products.

Continued federal intervention in certain segments of the cannabis industry is disruptive to the industry, and may have a negative impact on us.

Our products are sold to growers of various crops, including cannabis, and we expect the number of gardeners or cannabis users buying our products to remain relatively unaffected despite federal interference in some segments of the cannabis industry. Although we expect minimal impact on the Company from any federal government crackdown on cannabis providers, the disruption to the cannabis industry could cause some potential customers to be more reluctant to invest in growing equipment, including equipment we sell. Moreover, the federal government’s tactics may change or have unforeseen effects, which could be detrimental to our business.

There can be no assurance that our intended operations will not violate state or federal law.

We have not requested or obtained any opinion of counsel or ruling from any authority to determine if our intended operations are in compliance with or violate any state or federal laws or whether we are assisting others to violate a state or federal law. In the event that our intended operations are deemed to violate any laws or if we are deemed to be others to violate a state or federal law, we could have liability that could cause us to modify or cease our operations.

Our 2014, 2015 and 2016 Private Placements were made pursuant to an exemption from registration.

Our 2014, 2015 and 2016 Private Placements were made in reliance upon the so-called "private placement" exemption from registration with the Securities and Exchange Commission (the “SEC”) provided by Sections 4(a)(2) of the 1933 Securities Act, by Regulation D, Rule 506 adopted there under, and the exemptions from registration provided by the Blue Sky laws of states in which our securities are offered. However, reliance upon these exemptions is highly technical and should not be viewed as a guarantee that such exemptions are indeed available. If for any reason the private placement exemption is not available for the 2014, 2015 and 2016 Private Placements and no other exemption from registration is found to be available, the sale of the securities in such Private Placements would be deemed to have been made in violation of the applicable laws, thus requiring registration of those securities. As a remedy for such a violation, each investor would have the right to rescind its purchase and to have its full investment returned. If an investor requests return of its investment, it is possible that funds would not be available to us for that purpose, and that liquidation of us may be required. Any refunds made would reduce funds available to us for our operations. A significant number of requests for rescission would probably leave us without funds sufficient to respond to such requests or to proceed successfully with its activities.

There are a significant number of shares of common stock eligible for sale, which could depress the market price of such shares.

Effective on the date of this Prospectus, there are 8,011,430 shares of our common stock, which includes 4,655,715 shares of common stock being sold by Investors and 3,355,715 shares of common stock underlying the Investor Warrants with an exercise price of $0.70 per share, available for sale in the public market. The availability of such a large number of shares of common stock for sale in the public market could harm the market price of the stock. Further, shares may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect as well.

The offering price of our shares and the exercise price of our warrants have been determined on an arbitrary basis.

The Offering price of the units which consisted of shares of common stock and warrants that we sold prior to the date of this Prospectus and the exercise price of the warrants were determined by us on an arbitrary basis and bear no relationship to earnings, asset values, book value or any other recognized criteria of value. Neither the price at which we have sold our shares nor the exercise price of our warrants should be viewed as an indication of the value of those securities.

6

If product liability lawsuits are brought against us, we may incur substantial liabilities.

We face a potential risk of product liability as a result of any of the products that we offer for sale. For example, we may be sued if any product we sell allegedly causes injury or is found to be otherwise unsuitable during product testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability and a breach of warranties. Claims could also be asserted under state consumer protection acts. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities. Even successful defense would require significant financial and management resources. Regardless of the merits or eventual outcome, liability claims may result in:

●	decreased demand for products that we may offer for sale;

●	injury to our reputation;

●	costs to defend the related litigation;

●	a diversion of management's time and our resources;

●	substantial monetary awards to trial participants or patients;

●	product recalls, withdrawals or labeling, marketing or promotional restrictions;

●	a decline in our stock price.

Our inability to obtain and retain sufficient product liability insurance at an acceptable cost to protect against potential product liability claims could prevent or inhibit the commercialization of products we develop. We do not maintain any product liability insurance. Even if we obtain product liability insurance in the future, we may have to pay amounts awarded by a court or negotiated in a settlement that exceed our coverage limitations or that are not covered by our insurance, and we may not have, or be able to obtain, sufficient capital to pay such amounts.

We may acquire businesses or products, or form strategic alliances, in the future, and we may not realize the benefits of such acquisitions.

We may acquire additional businesses or products, form strategic alliances or create joint ventures with third parties that we believe will complement or augment our existing business. If we acquire businesses with promising markets or products, we may not be able to realize the benefit of acquiring such businesses if we are unable to successfully integrate them with our existing operations and company culture. We may encounter numerous difficulties in developing, manufacturing and/or marketing any new products resulting from a strategic alliance or acquisition that delay or prevent us from realizing their expected benefits or enhancing our business. We cannot assure you that, following any such acquisition, we will achieve the expected synergies to justify the transaction.

7

Risks Related to Our Common Stock

Our officers and directors will control our company for the foreseeable future, including the outcome of matters requiring stockholder approval.

Our founders, officers and directors collectively beneficially own approximately 39.20% of our outstanding shares of Common Stock on a primary basis and 59.80% of our outstanding shares in Common Stock if they exercise all their options and warrants, in which case they would own a majority of our Common Stock. As a result, such individuals will have the ability, acting together, to control the election of our directors and the outcome of corporate actions requiring stockholder approval, such as: (i) a merger or a sale of our company, (ii) a sale of all or substantially all of our assets, and (iii) amendments to our articles of incorporation and bylaws. This concentration of voting power and control could have a significant effect in delaying, deferring or preventing an action that might otherwise be beneficial to our other stockholders and be disadvantageous to our stockholders with interests different from those entities and individuals. Certain of these individuals also have significant control over our business, policies and affairs as officers or directors of our company. Therefore, you should not invest in reliance on your ability to have any control over our company. See “Principal Stockholders.”

An investment in our company should be considered illiquid.

An investment in our company requires a long-term commitment, with no certainty of return. Because we do not plan to become an SEC reporting company by the traditional means of conducting an initial public offering of our common stock, we may be unable to establish a liquid market for our common stock. Moreover, we do not expect security analysts of brokerage firms to provide coverage of our company in the near future. In addition, investment banks may be less likely to agree to underwrite primary or secondary offerings on behalf of our company or its stockholders in the future than they would if we were to become a public reporting company by means of an initial public offering of common stock. If all or any of the foregoing risks occur, it would have a material adverse effect on our company.

Limited public market for our common stock currently exists, and an active trading market may not develop or be sustained.

As we are in our early stages, an investment in our company will likely require a long-term commitment, with no certainty of return. The Company was recently approved to start trading its Common Stock on the OTCQB Marketplace as of October 19, 2016, and commenced trading on November 11, 2016. There is currently is a limited public market for our Common Stock and there is no guarantee that any sustained trading market will develop in the near future or at all. In the absence of an active trading market:

●	investors may have difficulty buying and selling or obtaining market quotations;

●	market visibility for shares of our common stock may be limited; and

●	a lack of visibility for shares of our common stock may have a depressive effect on the market price for shares of our common stock.

The OTCQB Marketplace is a relatively unorganized, inter-dealer, over-the-counter market that provides significantly less liquidity than NASDAQ or the NYSE MKT (formerly known as the NYSE AMEX). The market for our Common Stock may be illiquid and you may be unable to dispose of your shares of Common Stock at desirable prices or at all. Moreover, there is a risk that our Common Stock could be delisted from the OTCQB Marketplace, in which case it might be listed on the so called “Pink Sheets”, which is even more illiquid than the OTCQB Marketplace.

The lack of an active market impairs your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire additional intellectual property assets by using our shares as consideration.

8

The market price of our common stock may be significantly volatile.

The market price for our common stock may be volatile and subject to wide fluctuations in response to factors including the following:

●	actual or anticipated fluctuations in our quarterly or annual operating results;

●	changes in financial or operational estimates or projections;

●	conditions in markets generally;

●	changes in the economic performance or market valuations of companies similar to ours; and

●	general economic or political conditions in the United States or elsewhere.

The securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of shares of our common stock.

The registration for resale of a significant portion of our outstanding shares of common stock in this registration statement may have a depressive effect on our stock price.

We are registering for resale 4,655,715 shares of our common stock plus 3,355,715 shares of common stock underlying outstanding warrants. If our existing stockholders sell substantial amounts of our common stock in the public market, or if the public perceives that such sales could occur, this could have an adverse impact on the market price of our common stock, even if there is no relationship between such sales and the performance of our business.

Our common stock may be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The OTCBB and OTCQB Market do not meet such requirements and if the price of our common stock is less than $5.00, our common stock will be deemed penny stocks. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stock holders may have difficulty selling their shares.

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FINRA sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

You may face significant restrictions on the resale of your shares due to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this prospectus. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

The shares you purchase in this offering may experience substantial dilution by exercises of outstanding warrants and options.

As of January 12, 2017, we had outstanding warrants to purchase an aggregate of 3,739,301 shares of our common stock at a weighted average exercise price of $.70 and options to purchase an aggregate of 1,885,000 shares of our common stock at an exercise price of $.60 per share (the first $100,000 of options granted to each of our officers and directors may be deemed to be incentive stock options and are exercisable at a price of $.66 per share; the balance of the options owned by such persons may be deemed to be non-qualified options and are exercisable at a price of $.60 per share). The exercise of such outstanding options and warrants will result in substantial dilution of your investment. In addition, you may experience additional dilution if we issue common stock in the future. As a result of this dilution, you may receive significantly less than the full purchase price you paid for the shares in the event of liquidation.

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We are an “emerging growth company,” and will be able take advantage of reduced disclosure requirements applicable to “emerging growth companies,” which could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, and, for as long as we continue to be an “emerging growth company,” we intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. We cannot predict if investors will find our common stock less attractive if we choose to rely on these exemptions. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and our stock price may be more volatile.

We will incur significantly increased costs and devote substantial management time as a result of operating as a public company particularly after we are no longer an “emerging growth company.”

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. For example, we will be required to comply with certain of the requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules and regulations subsequently implemented by the Securities and Exchange Commission, including the establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. In particular, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act. We are just beginning the process of compiling the system and processing documentation needed to comply with such requirements.  We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. In that regard, we currently do not have an internal audit function, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge.

However, for as long as we remain an “emerging growth company” as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

Under the JOBS Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

After we are no longer an “emerging growth company,” we expect to incur additional management time and cost to comply with the more stringent reporting requirements applicable to companies that are deemed accelerated filers or large accelerated filers, including complying with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act.

We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a public company or the timing of such costs.

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There may be limitations on the effectiveness of our internal controls, and a failure of our control systems to prevent error or fraud may materially harm our company.

Proper systems of internal controls over financial accounting and disclosure are critical to the operation of a public company. As we are a start-up company, we are at the very early stages of establishing, and we may be unable to effectively establish such systems, especially in light of the fact that we expect to operate as a publicly reporting company. This would leave us without the ability to reliably assimilate and compile financial information about our company and significantly impair our ability to prevent error and detect fraud, all of which would have a negative impact on our company from many perspectives.

Moreover, we do not expect that disclosure controls or internal control over financial reporting, even if established, will prevent all error and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. Failure of our control systems to prevent error or fraud could materially adversely impact us.

We may be unable to complete our analysis of our internal controls over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in our company and, as a result, the value of our common stock.

We may be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by our management on, among other things, the effectiveness of our internal control over financial reporting for the first fiscal year beginning after the effective date of the registration statement of which this prospectus is a part. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting, as well as a statement that our independent registered public accounting firm has issued an opinion on our internal control over financial reporting.

If we are unable to assert that our internal control over financial reporting is effective, or, if applicable, our independent registered public accounting firm is unable to express an opinion on the effectiveness of our internal controls, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our common stock to decline, and we may be subject to investigation or sanctions by the SEC. We will also be required to disclose changes made in our internal control and procedures on a quarterly basis.

However, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company” as defined in the recently enacted JOBS Act, if we take advantage (as we expect to do) of the exemptions contained in the JOBS Act. We will remain an “emerging growth company” for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 30.

At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating. Our remediation efforts may not enable us to avoid a material weakness in our internal control over financial reporting in the future. Any of the foregoing occurrences, should they come to pass, could negatively impact the public perception of our company, which could have a negative impact on our stock price.

We do not currently intend to pay dividends on our common stock in the foreseeable future, and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid cash dividends on our common stock and do not anticipate paying any cash dividends to holders of our common stock in the foreseeable future. Consequently, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

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Upon dissolution of our company, you may not recoup all or any portion of your investment.

In the event of a liquidation, dissolution or winding-up of our company, whether voluntary or involuntary, the proceeds and/or assets of our company remaining after giving effect to such transaction, and the payment of all of our debts and liabilities will be distributed to the stockholders of common stock on a pro rata basis. There can be no assurance that we will have available assets to pay to the holders of common stock, or any amounts, upon such a liquidation, dissolution or winding-up of our Company. In this event, you could lose some or all of your investment.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock by the selling stockholders named in this prospectus. All proceeds from the sale of the common stock will be paid directly to the selling stockholders.

We would, however, receive proceeds upon the exercise of the warrants held by the selling stockholders which, if such warrants are exercised in full would be approximately $2,349,000. Proceeds, if any, received from the exercise of such warrants will be used for working capital and general corporate purposes. No assurances can be given that any of such warrants will be exercised.

DIVIDEND POLICY

We have never paid any cash dividends on our common stock. We anticipate that we will retain funds and future earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements and other factors that our board of directors deems relevant. In addition, the terms of any future debt or credit financings may preclude us from paying dividends.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read together with our financial statements and the related notes and the other financial information included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly those under "Risk Factors." Dollars in tabular format are presented in thousands, except per share data, or otherwise indicated.

OVERVIEW

GrowGeneration’s mission is to become one of the largest retail hydroponic and organic specialty gardening retail outlets in the industry. Today, GrowGeneration owns and operates a chain of eleven (11) retail hydroponic/gardening stores, with nine (9) located in the state of Colorado, one (1) in the state of California and one (1) in the state of Nevada. Our plan is to open and operate hydroponic/gardening stores throughout the United States.

Our stores sell thousands of products, such as organic nutrients and soils, advanced lighting technology, state of the art hydroponic and aquaponic equipment, and other products needed to grow indoors and outdoors. Our strategy is to target two distinct verticals; namely (i) commercial growers, and (ii) smaller growers who require a local store to fulfill their daily and weekly growing needs.

GrowGeneration serves a new, yet sophisticated community of commercial and urban cultivators growing specialty crops including organics, greens and plant-based medicines. Unlike the traditional agricultural industry, these cultivators use innovative indoor and outdoor growing techniques to produce specialty crops in highly controlled environments. This enables them to produce crops at higher yields without having to compromise quality, regardless of the season or weather and drought conditions.

Our target market segments include the commercial growers in the cannabis market (Dispensaries, Cultivators, Caregivers), the home cannabis grower and to businesses and individuals who grow organically grown herbs and leafy green vegetables.

Sales at our GrowGeneration stores have grown since we organized the business. Our growth has been fueled by frequent and higher dollar transactions from commercial growers, individual home growers and gardeners who grow their own organic foods. We expect to continue to experience significant growth over the next few years, primarily from existing and new stores that we open or acquire. Our growth is likely to come from four distinct channels: establishing new stores in high-value markets, internal growths at existing stores, acquiring existing stores with strong customer bases and strong operating histories and the creation of a business to business e-commerce portal at www.GrowGeneration.com.

On February 15, 2015, we opened our first non-acquired GrowGeneration store in Trinidad, Colorado. This store is 3,000 square feet and was initially stocked with $100,000 in inventory. Our lease obligation is $1,000 per month for the next 3 years.

In April 2015, we acquired approximately $30,000 of inventory at cost from Green Growers, Inc., a retail store located in Canon City, Colorado. In connection therewith, we engaged the CEO of Green Growers, Inc. as a sales consultant for a period of two years. We pay this individual a base fee of $1,200 per month during the first year and $600 per month during the second year of his consulting agreement, together with incentive compensation for any new business he generates, in an amount equal to 25% of the gross profit on all such business. We also issued this consultant 10,000 three (3) year options, exercisable at a price of $.60 per share, as additional compensation under his consulting agreement.

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In June 2015, we acquired approximately $68,000 of inventory at cost from Happy Grow Lucky, Inc., a retail store located in Conifer, Colorado. In connection therewith, we engaged the 2 principals as sales consultants for a period of one year. We will pay each sales consultant $420 per month, together with incentive compensation for any new business they generate, in an amount equal to 25% of the gross profit of such business. In addition, we executed a new 3 year lease for the premises in Conifer, Colorado. at a rate of $2,400 per month.

On September 1, 2015, we signed a 5 year lease, at a rate of $3,780 to open our Colorado Springs, Colorado store.

On October 28, 2015, we purchase approximately $169,000 of inventory, at cost, from Sweet Leaf Hydroponics Inc., a retail store located in Santa Rosa, California. In connection therewith, we also acquired some equipment from the seller for $25,000. We have entered into a one-year agreement with one of the principals to act as a sales consultant for us for a period of one year, at a cost of $1,000 per month. We executed a two year lease with the landlord of Sweet Leaf Hydroponics Inc. for $5,300 per month through December 2017. We also issued this consultant 25,000 three (3) year options, exercisable at a price of $.60 per share, as additional compensation under his consulting agreement.

On November 28, 2015, the Company acquired $35,000 of inventory of Greenhouse Tech Inc., a retail store located in Colorado. The Company engaged the principal of Greenhouse Tech as a sales consultant for 1 year, at $13 per hour and 20% of the gross profits on all sales generated by sales consultant.

On March 1, 2016, we signed a 3 year lease, at a rate of $3,650 for the first year, 4,498 square feet, located in Denver, Colorado.

On July 15, 2016, the Company entered into a new lease agreement for its Canon City, Colorado location. The Canon City Store completed its move to its new location on July 25, 2016. The new store is approximately 4,427 square feet.

On July 19, 2016 the Company entered into a 2 year lease agreement for its tenth retail store in Fairplay, Colorado. The store began operations in Fairplay, Colorado on August 1, 2016. In December 2016, the Company consolidated all the operations and business of the store in Fairplay, Colorado into the store in Conifer, Colorado. Effective as of December 31, 2016, the lease agreement for the retail store in Fairplay, Colorado was terminated.

On September 27, 2016, the Company entered into a commercial lease to rent certain premises located in Castle Rock, Colorado, to be effective from October 1, 2016 to September 30, 2019. The lease requires monthly payments of $1,775 through September 30, 2017; $1,980 through September 30, 2018 and $2,138 through September 30, 2019. This eleventh store of the Company began operations on October 1, 2016.

The lease of the Company’s twelfth store in Las Vegas, Nevada commenced on November 15, 2016 and continues through February 28, 2022 and requires monthly payments of $6,776 through February 28, 2018, with annual increases of 4% for the balance of the term of the lease.

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RESULTS OF OPERATIONS

Comparison of the three months ended September 30, 2016 to September 30, 2015

The following table presents certain consolidated statement of operations information and presentation of that data as a percentage of change from year-to-year.

	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015	$ Variance
Net revenue	$2,169,129	$921,913	$1,247,216
Cost of goods sold	1,560,359	576,406	983,953
Gross profit	608,770	345,507	263,263
General and administrative expenses	597,926	490,918	107,008
Operating income (loss)	10,844	(145,411)	156,255
Other income (expense)	-	-	-
(Loss) before income taxes	-	-	-
Income taxes - current benefit (expense)	-	-	-
Net income (loss)	$10,844	$(145,411)	$156,255

Revenue

Net revenue for the three months ended September 30, 2016 increased $1,247,216 to $2,169,129 as compared to $921,913 for the three months ended September 30, 2015. The increase was due to revenue from the retail stores that we acquired and opened during that period and the growth from our existing stores.

Cost of Goods Sold

Cost of sales for the three months ended September 30, 2016 increased $983,953 to $1,560,359 as compared to $576,406 for the three months ended September 30, 2015. The increase was due to increased sales.

Gross profit was $608,770 for the three months ended September 30, 2016 as compared to $345,507 for the three months ended September 30, 2015.

General and Administrative Expenses

General and administrative expenses for the three months ended September 30, 2016 increased $107,008 to $597,926 as compared to $490,918 for the three months ended September 30, 2015. The increase was due mainly to increased payroll expenses, professional fees, broker commissions, travel expense and stock based compensation related to stock option grants and stock compensation for stock issued to employees.

Non-cash general and administrative expenses for the three months ended September 30, 2016 totaled $17,158, with (i) depreciation of $17,158.

Net Income

Net income for the three months ended September 30, 2016 was $10,844 as compared to a net loss of ($145,411) for the three months ended September 30, 2015. The increase in income was primarily due to the increase in sales.

Operating Activities

Net cash used in operating activities for the three months was $295,658. This amount was primarily related to increases of inventory of $237,669, accounts receivable of $217,503 and increases in accounts payable of $120,924 and customer deposits of $15,980 offset by non-cash expenses of $17,158 consisting of depreciation of $17,158.

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Comparison of the nine months ended September 30, 2016 to September 30, 2015

The following table presents certain consolidated statement of operations information and presentation of that data as a percentage of change from year-to-year.

	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015	$ Variance
Net revenue	$5,617,726	$2,330,773	$3,286,953
Cost of goods sold	3,947,352	1,514,931	2,432,421
Gross profit	1,670,374	815,842	854,532
General and administrative expenses	1,880,458	926,546	953,912
Operating loss	(210,084)	(110,704)	(99,380)
Other income	2	-	2
(Loss) before income taxes	(210,082)	(110,704)	(99,378)
Income taxes - current expense	1,600	-	1,600
Net (loss)	$(211,682)	$(110,704)	$(100,978)

Revenue

Net revenue for the nine months ended September 30, 2016 increased $3,286,953 to $5,617,726 as compared to $2,330,773 for the nine months ended September 30, 2015. The increase was due to revenue from the retail stores that we acquired and opened during that period and the growth from our existing stores.

For the nine months ended September 30, 2015, the Company added two additional stores to its existing 4 stores, for a total of 6 stores that generated net revenue of $2,330,773, as compared to net revenue of $ 4,151,282, for the Company's 6 existing stores in the same period in 2016.

In the nine months ended September 30, 2016, the Company opened 4 new stores that generated net revenue of $ 1,466,444.

	6 Existing Stores			4 New Stores
	Nine Months Ended	Nine Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2016	$ Variance	September 30, 2016	Total $ Variance
Net revenue	$2,330,773	$4,151,282	$1,820,509	$1,466,444	$3,286,953

	6 Existing Stores			4 New Stores
	Three Months Ended	Three Months Ended		Three Months Ended
	September 30, 2015	September 30, 2016	$ Variance	September 30, 2016	Total $ Variance
Net revenue	$921,913	$1,386,318	$464,405	$782,811	$1,247,216

Cost of Goods Sold

Cost of sales for the nine months ended September 30, 2016 increased $2,432,421 to $3,947,352 as compared to $1,514,931 for the nine months ended September 30, 2015. The increase was due to increased sales.

Gross profit was $1,670,374 for the nine months ended September 30, 2016 as compared to $815,842 for the nine months ended September 30, 2015.

General and Administrative Expenses

General and administrative expenses for the nine months ended September 30, 2016 increased $953,912 to $1,880,458 as compared to $926,546 for the nine months ended September 30, 2015. The increase was due mainly to increased payroll expenses, professional fees, broker commissions, travel expense, expenses incurred in the opening of new stores and stock based compensation related to stock option grants and stock compensation for stock issued to employees.

Non-cash general and administrative expenses for the nine months ended September 30, 2016 totaled $261,202, with (i) depreciation of $38,181, (ii) stock option compensation and broker commissions of $184,333, and (iii) bad debt expense of $3,688, and (iv) commissions of $35,000.

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Net (Loss)

Net loss for the nine months ended September 30, 2016 was $211,682 as compared to a net loss of $110,704 for the nine months ended September 30, 2015. The increase in loss was primarily due to the increase in stock based compensation, payroll expenses, broker commissions, expenses incurred in the opening of new stores and professional fees.

Operating Activities

Net cash used in operating activities for the nine months ended September 30, 2016 was $1,035,763. This amount was primarily related to an increase of inventory of $1,076,310 and accounts receivable of $331,157 offset by increases in account payable of $277,016, payroll and sales tax liabilities of $38,666 and non-cash expenses of $261,202 consisting of $184,333 stock option compensation and commissions, and depreciation of $38,181 and $3,688 bad debt expense and $35,000 commissions.

Comparison of inception (March 6, 2014) through December 31, 2014 to twelve months ended December 31, 2015

The following table presents certain consolidated statement of operations information and presentation of that data as a percentage of change from year-to-year.

	Inception March 6, 2014 through December 31, 2014	Year Ended December 31, 2015	$ Variance
Net revenue	$1,202,366	$3,455,146	$2,252,780
Cost of goods sold	809,039	2,351,836	1,542,797
Gross profit	393,327	1,103,310	709,983
General and administrative expenses	582,982	1,617,930	1,034,948
Operating income (loss)	(189,655)	(514,620)	(324,965)
Other income (expense)	-	(14,136)	(14,136)
(Loss) before income taxes	(189,655)	(528,756)	(339,101)
Net (loss)	$(189,655)	$(528,756)	$(339,101)

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Revenue

Net revenue for the year ended December 31, 2015 increased $2,252,780 to $3,455,146 as compared to $1,202,366 for the period from inception March 6, 2014 through December 31, 2014. The increase was due to revenue from the retail stores that we acquired and opened during that period.

From Inception March 6, 2014 to December 31, 2014, the Company had 4 stores that generated net revenue of $1,202,365.

In the year ended December 31, 2015, the same 4 existing stores generated net revenue of $2,661,562. In the year ended December 31, 2015, 4 new stores generated net revenue of $793,584.

	4 Existing Stores			4 New Stores
	Inception
	March 6, 2014
	through	Year Ended		Year Ended
	December 31,	December 31,		December 31,	Total
	2014	2015	$ Variance	2015	$ Variance
Net revenue	$1,202,366	$2,661,562	$1,459,196	$793,584	$2,252,780

Cost of Goods Sold

Cost of sales for the year ended December 31, 2015 increased $1,542,797 to $2,351,836 as compared to $809,039 for the period from inception March 6, 2014 through December 30, 2014. The increase was due to increased sales.

Gross profit was $1,103,310 for the year ended December 31, 2015 as compared to $393,327 for the period from inception March 6, 2014 through December 31, 2014.

General and Administrative Expenses

General and administrative expenses for the year ended December 31, 2015 increased $1,034,948 to $1,617,930 as compared to $582,982 for the period from inception March 6, 2014 through December 31, 2014. The increase was due mainly to increased payroll expenses, professional fees, travel expense and stock based compensation related to stock option grants and stock compensation for stock issued to employees.

Non-cash general and administrative expenses for the year ended December 31, 2015 totaled $256,177, with (i) depreciation of $16,436; (ii) stock based compensation of $87,967; (iii) stock compensation of $141,983; and (iv) bad debt expense of $9,791.

Non-cash general and administrative expenses for the period from inception March 6, 2014 through December 31, 2014 totaled $89,902, with (i) depreciation of $3,569; (ii) stock based compensation of $86,333; and (iii) bad debt expense of $2,887.

Other Income/ Expense

Other expense for the year ended December 31, 2015 was $14,136 as compared to other expense of $0 for the period from inception March 6, 2014 through December 31, 2014. The expenses consisted of start-up costs of $11,220 and interest expense of $2,916.

Net (Loss)

Net loss for the year ended December 31, 2015 was $528,756 as compared to a net loss of $125,605 for the period from inception March 6, 2014 through December 31, 2014. The increase in loss was primarily due to the increase in stock based compensation and professional fees.

Operating Activities

Net cash used in operating activities for the year ended December 31, 2015 was $1,135,639. This amount was primarily related to a net loss of $528,756, and increase of inventory of $1,003,855 offset by increases in account payable of $124,313, payroll and sales tax liabilities of $39,725 and non-cash expenses of $294,677 consisting of stock based compensation of $229,950, inventory market value reserve of $38,500, depreciation of $16,436 and bad debt expense of $9,791.

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LIQUIDITY AND CAPITAL RESOURCES

As of the date of this filing, we had cash of approximately $520,000. We had cash of $699,417 as of December 31, 2015 and a net working capital of approximately $1,630,040.

We will need to obtain additional financing in the future to continue to acquire and open new stores. We have financed our operations through the issuance of the sale of common stock.

Financing Activities

Net cash provided by financing activities for the year ended December 31, 2015 was $1,978,214. This amount reflects proceeds from the 2015 Private Placements, along with proceeds from short-term borrowings of $48,714 and long-term debt of $23,999.

2014 Private Placement

In March 2014, we raised $600,000 from the sale of 1,000,000 shares of our common stock to seventeen (17) accredited investors, at a price of $.60 per share. All securities sold in the 2014 Private Placement were arranged by officers and directors and no commissions or other remuneration was paid to any person in connection with such sales. Proceeds from this sale were utilized to effect the acquisition of the assets of Southern Colorado Garden Supply Corp. (d/b/a Pueblo Hydroponics), which we completed on May 29, 2014, through our wholly-owned subsidiary, GrowGeneration Pueblo Corp., a Colorado corporation. The purchase price was $499,976, consisting of $243,000 in goodwill and $273,000 in inventory, $35,000 in fixed assets, $5,286 in accounts receivable and $1,320 in prepaid expenses offset by $57,275 in accounts payable and $355 in customer deposits.

2015 Private Placements

In April 2015, we raised $180,000 from the sale of 300,000 shares of our common stock to four (4) accredited investors, at a price of $.60 per share. All securities sold in this private placement were arranged by officers and directors and no commissions or other remuneration was paid to any person in connection with such sales. We used the proceeds raised in this offering for inventory purchases and working capital.

On March 12, 2015 we entered into an agreement with Cavu Securities LLC, a FINRA Member broker dealer (“Cavu”), pursuant to which we engaged Cavu on a non-exclusive basis to act as our lead placement agent for the sale of up to $4,200,000 of our units. Each unit was offered at a price of $.70 per unit. Each unit consisted of (i) one share of our common stock and (ii) one 5 year warrant to purchase one share of Common Stock at an exercise price of $0.70 per share. The units were offered and sold on a “best-effort” basis. On October 30, 2015, we closed the private placement with a total of 2,465,001 units sold and realized gross proceeds of $1,725,501. We paid Cavu total compensation for its services of (i) $73,295 in commissions; (ii) five-year warrants to purchase 142,800 shares of our common stock, at an exercise price equal to $0.70 per share; and (iii) 77,833 shares of our common stock.

We have agreed to indemnify Cavu to the fullest extent permitted by law, against certain liabilities that may be incurred in connection with the private placement, including certain civil liabilities under the Securities Act, and, where such indemnification is not available, to contribute to the payments such FINRA Members may be required to make in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Placement Agent, pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

2016 Private Placements

On April 29, 2016, the Company sold 890,714 units to 10 accredited investors at a price of $0.70 per unit, with each unit consisting of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $.70 per share. The warrants have a five year life for gross proceeds of $623,500. We paid Cavu, our placement agent, a total compensation for its services of (i) five-year warrants to purchase 50,000 shares of our common stock, at an exercise price equal to $0.70 per share; and (ii) 50,000 shares of our common stock.

On October 6, 2016, the Company closed a private placement of a total of 1,000,000 units of its securities sold to 8 accredited investors at a price of $0.70 per unit. Each unit consisted of one share of common stock and one 5 year warrant to purchase one share of common stock at an exercise price of $0.70 per share. The Company raised an aggregate of $700,000 gross proceeds in the offering. The Company agreed to pay Cavu a cash fee of $22,050 and five-year warrants to purchase 31,500 shares of common stock, at an exercise price equal to $0.70 per share, on proceeds of $315,000 raised by Cavu in connection with this offering.

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Our contractual cash obligations as of September 30, 2016 are summarized in the table below:

Contractual Cash Obligations	Total	Less Than 1 Year	1-3 Years	3-5 Years	Greater Than 5 Years
Operating leases	$1,027,038	$344,265	$261,851	$367,525	$53,397
Note payable	77,902	27,779	27,779	22,344	-0-
	$1,104,940	$372,044	$289,630	$389,869	$53,397

Our contractual cash obligations as of December 31, 2015 are summarized in the table below:

		Less Than			Greater Than
Contractual Cash Obligations	Total	1 Year	1-3 Years	3-5 Years	5 Years
Operating leases	$558,670	$153,510	$258,860	$146,300	$-
Note payable	27,771	7,574	20,197	-	-
	$586,441	$161,084	$279,057	$146,300	$-

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements (as that term is defined in Item 303 of Regulation S-K) that are reasonably likely to have a current or future material effect on our financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The application of GAAP involves the exercise of varying degrees of judgment. On an ongoing basis, we evaluate our estimates and judgments based on historical experience and various other factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

Cash and Cash Equivalents - We classify highly liquid temporary investments with an original maturity of three months or less when purchased as cash equivalents. The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. At December 31, 2015 and September 30, 2016, all deposit balances were fully insured by the FDIC. We have not experienced any losses in such accounts and management believes it is not exposed to any significant risk for cash on deposit.

Accounts Receivable and Revenue - Revenue is recognized on the sale of a product when the product is shipped, which is when the risk of loss transfers to our customers, the fee is fixed and determinable, and collection of the sale is reasonably assured. A product is not shipped without an order from the customer and the completion of credit acceptance procedures. The majority of our sales are cash or credit card; however, we occasionally extend terms to our customers. Accounts receivable are reviewed periodically for collectability.

Inventories - Inventories are recorded on a first in first out basis. Inventory consists of raw materials, purchased finished goods and components held for resale. Inventory is valued at the lower of cost or market. The reserve for obsolete inventory was $13,500 at December 31, 2014 and $52,000 at December 31, 2015.

Property and Equipment - Property and equipment are stated at cost. Assets acquired held under capital leases are initially recorded at the lower of the present value of the minimum lease payments discounted at the implicit interest rate (8% for assets currently held under capital lease) or the fair value of the asset. Major improvements and betterments are capitalized. Maintenance and repairs are expensed as incurred. Depreciation is computed using the straight-line method over an estimated useful life based on the particular asset. Assets acquired under capital lease are depreciated over the lesser of the useful life or the lease term. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statements of operations.

Goodwill and Intangible Assets - We evaluate the carrying value of goodwill, intangible assets, and long-lived assets during the fourth quarter of each year and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. Such circumstances could include, but are not limited to (1) a significant adverse change in legal factors or in business climate, (2) unanticipated competition, (3) an adverse action or assessment by a regulator, (4) continued losses from operations, (5) continued negative cash flows from operations, and (6) the suspension of trading of the Company’s securities. When evaluating whether goodwill is impaired, we compare the fair value of the reporting unit to which the goodwill is assigned to the reporting unit’s carrying amount, including goodwill. The fair value of the reporting unit is estimated using a combination of the income, or discounted cash flows, approach and the market approach, which utilizes comparable companies’ data. If the carrying amount of a reporting unit exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of reporting unit goodwill to its carrying amount. In calculating the implied fair value of reporting unit goodwill, the fair value of the reporting unit is allocated to all of the other assets and liabilities of that unit based on their fair values. The excess of the fair value of a reporting unit over the amount assigned to its other assets and liabilities is the implied fair value of goodwill.

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The result of our 2015 annual goodwill impairment testing validates that the value of the goodwill has not been impaired as of December 31, 2015. The Company based its testing on the following factors:

1. Our stores which we purchased in 2014 began operations in 2008;

2. The stores grew from 1-4 stores from 2008-2014 and at the end of 2015, we had 8 total stores;

3. A loyal customer base expanded in 2015;

4. A list of reliable suppliers are all in good standing; and

5. Our business is growing and expanding.

Long Lived Assets – We reviews our long-lived assets for impairment annually or when changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Long-lived assets under certain circumstances are reported at the lower of carrying amount or fair value. Assets to be disposed of and assets not expected to provide any future service potential to the Company are recorded at the lower of carrying amount or fair value (less the projected cost associated with selling the asset). To the extent carrying values exceed fair values, an impairment loss is recognized in operating results.

Fair Value Measurements and Financial Instruments - ASC Topic 820 defines fair value, establishes a framework for measuring fair value, establishes a three-level valuation hierarchy for disclosure of fair value measurement and enhances disclosure requirements for fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

Level 1 - Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 - Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The carrying value of cash, accounts receivable, investment in a related party, accounts payables, accrued expenses, due to related party, notes payable, and convertible notes approximates their fair values due to their short-term maturities.

Derivative financial instruments - We evaluate all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, the Company uses a weighted average Black-Scholes-Merton option pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within twelve months of the balance sheet date.

Stock Based Compensation – We have share-based compensation plans under which employees, consultants, suppliers and directors may be granted restricted stock, as well as options and warrants to purchase shares of our common stock at the fair market value at the time of grant. Stock-based compensation cost to employees is measured by us at the grant date, based on the fair value of the award, over the requisite service period under ASC 718. For options issued to employees, we recognize stock compensation costs utilizing the fair value methodology over the related period of benefit.  Grants of stock to non-employees and other parties are accounted for in accordance with the ASC 505.

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BUSINESS

Background

GrowGeneration Corp. was incorporated in Colorado in 2014 in order to acquire 4 existing hydroponic supply stores. In the past year, we have grown into a chain of eleven (11) retail hydroponic/gardening stores, with nine (9) located in the state of Colorado, one (1) in the state of California and one (1) in the state of Nevada. The hydroponic/gardening industry is fragmented, in which typical retail stores are small family owned businesses, usually consisting of a single location. This is particularly true in Colorado, California and Nevada where we currently operate. We intend to open or acquire additional retail stores and increase and expand our footprint in these states. Ironically, recent water shortages in the West Coast are putting pressure on food growers to use as little water as possible which also bodes well for hydroponic supply companies like GrowGeneration, as hydroponics is widely considered to require less water for grow operations.

Products

GrowGeneration stores offer essential supplies to the hydroponic and gardening industry, including medium (i.e., farming soil), industry-leading hydroponic equipment, power-efficient lighting, plant nutrients, and thousands of additional products used by professional growers and specialty cultivation operations. We offer our products through our retail stores. GrowGeneration is also actively seeking the establishment of a brand of private labeled products, which will be sold through GrowGeneration outlets.

Markets

GrowGeneration serves a new, yet sophisticated community of commercial and urban cultivators growing specialty crops including organics, greens and plant-based medicines. Unlike the traditional agricultural industry, these cultivators use innovative indoor and outdoor growing techniques to produce specialty crops in highly controlled environments. This enables them to produce crops at higher yields without having to compromise quality, regardless of the season or weather and drought conditions.

Our target market segments include home growers of organic vegetable and fruit Growers (small farms, home garden growers, restaurants growers, farmer markets), the Do-it Yourselfers (home flower and plant growers/ mass market and growers in the cannabis related market (Dispensaries, Cultivators, Caregivers).

Indoor growing techniques have primarily been used to cultivate plant-based medicines. Plant-based medicines often require high-degree of regulation and controls including government compliance, security, and crop consistency, making indoor growing techniques a preferred method. Cultivators of plant-based medicines often make a significant investment to design and build-out their facilities. They look to work with companies such as GrowGeneration that understand their specific needs and can help mitigate risks that could jeopardize their crops. Plant-based medicines are believed to be among the fastest-growing market in the U.S. and several industry pundits believe that plant-based medicines may even displace prescription pain medication by providing patients with a safer, more affordable alternative.

Indoor growing techniques, however, are not limited to plant-based medicines. Vertical farms producing organic fruits and vegetables are beginning to emerge in the market due to a rising shortage of farmland, and environmental vulnerabilities including drought, other severe weather conditions and insect pests. Indoor growing techniques enable cultivators to grow crops all-year-round in urban areas, and take up less ground while minimizing environmental risks. Indoor growing techniques typically require a more significant upfront investment to design and build-out these facilities than traditional farmlands. If new innovations lower the costs for indoor growing, and the costs to operate traditional farmlands continue to rise, then indoor growing techniques may be a compelling alternative for the broader agricultural industry.

Research and Development

The company has not incurred any research and development expense as of today.

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Customers and Suppliers

Our key customers vary by state and are expected to be more defined as the company moves from its retail walk-in purchasing sales strategy to serving cultivation facilities directly and under predictable purchasing activity. Currently, none of our customers accounted for more than 5% of our sales.

Our key suppliers include distributors such as HydroFarm, BWGS and Sunlight Supply to product specific suppliers such as Botanicare, General Hydroponics and Can Fan USA. All the products purchased and resold are applicable to indoor and outdoor growing for organics, greens, and plant-based medicines.

Demand for Products

Demand for indoor and outdoor growing equipment is currently high due to legalization of plant-based medicines, primarily Cannabis, which is mainly due to equipment purchases for build-out and repeat purchases of consumable nutrients needed during the growing period. This demand is projected to continue to grow as a result of the supporting state laws in 28 states and the District of Columbia. Continued innovation and more efficient build-out technologies along with larger and consolidated cultivation facilities is expected to further expand market demand for GrowGeneration products and services. We expect the market to continue to segment into urban farmers serving groups of individuals, community cultivators, and large-scale cultivation facilities across the states. Each segment will be optimized to different distribution channels that GrowGeneration currently provides. We are of the opinion that as our volume increases, we will obtain volume discounts on purchasing that should allow us to maximize both our revenues and gross margins.

E-Commerce Strategy

The Company is developing its e-commerce website and portal, www.growgeneration.com. The site plans to offer for sale hydroponic, specialty and organic gardening products. Online shoppers are able to shop from product departments, from nutrients to lighting to hydroponic and greenhouse equipment, delivering an easy and quick method to find the products that they want to purchase. Our e-commerce site has been designed to appeal to both the professional grower, as well as the home gardener/hobbyist. Each product listed on the site contains product descriptions, product reviews and a picture so the consumer can make an informed and educated purchase. Our product filters allow the consumer to search by brand, manufacturer, or by function such as wattage. Designed as an information portal as well as an e-commerce store, the consumer will find videos, articles, blogs and other relevant content, all generated by Grow Generation’s internal staff, which we call our “Grow Pros”. The GrowGeneration shopper will be able to shop online 24/7 and, if they choose order online and receive products directly to their grow operation or home, order online and pick up at one of the GrowGeneration retail stores, or simply use our site as a resource and shop with our Grow Pros at one of our retail locations. Google advertising, social media and in store advertising are the primary advertising tools we will use to drive traffic to www.growgeneration.com

Goals and Strategy

Our goal is to become one of the nation's largest providers of equipment and supplies for growing organics, herbs and greens and plant-based medicines. We intend to achieve our goal by implementing the following strategies:

1. Engage with cultivation facilities and secure exclusive supplier contracts;

2. Own, operate and expand regional retail stores to service and support the operations of professional and home growers;

3. Develop and grow our e-commerce platform;

4. Establish a national sales team;

5. Establish a brand of “house” or white-labeled products which we would sell exclusively;

6. Assemble the most knowledgeable staff and leadership team; and

7. Acquire additional products and services that are essential to our customers and deliver high-margins.

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Competition

Our key competitors include many local and national vendors of gardening supplies, local product resellers of hydroponic and other specialty growing equipment, as well as online product resellers and large online marketplaces such as Amazon.com and EBay. Our industry, generally referred to “Hydroponic Gardening Stores” is a highly fragmented industry with over 1,000 retail outlets throughout the U.S. Our competitive advantages, against these stores, are primarily based upon pricing, inventory and product availability and overall customer service. As we increase our number of stores and inventory per store, we are able to purchase a large amount of inventory at a lower volume sale price, and accordingly, we are able to price competitively and deliver the products that our customers are seeking. We also believe, that the consistency of a national brand and operating in multiple states, will give our customers confidence to shop with us.

Based on our knowledge and communication with our suppliers, we do not believe our suppliers sell directly to the retail market or our customers.

Intellectual Property and Proprietary Rights

Our intellectual property consists of our brands and their related trademarks, domain names and websites, customer lists and affiliations, product know-how and technology, and marketing intangibles. We also hold rights to website addresses related to our business including websites that are actively used in our day-to-day business such as www.GrowGeneration.com. We own the federally registered trademark for “GrowGeneration”. We also own a federal register trademark “Where the Pros Go to Grow”.

We have a policy of entering into confidentiality and non-disclosure agreements with our employees and some of our vendors and customers as necessary.

Government Regulation

While there is no governmental regulation relating to the sale of hydroponic equipment or soil and nutrients that we sell, there are laws and regulations governing the cultivation and sale of cannabis and related products. Currently, there are over 28 states plus the District of Columbia that have laws and/or regulation that recognize in one form or another legitimate medical uses for cannabis and consumer use of cannabis in connection with medical treatment. About a dozen other states are considering legislation to similar effect. As of the date of this Prospectus, the policy and regulations of the Federal government and its agencies is that cannabis has no medical benefit and a range of activities including cultivation and use of cannabis for personal use is prohibited on the basis of federal law and may or may not be permitted on the basis of state law. Active enforcement of the current federal regulatory position on cannabis on a regional or national basis may directly and adversely affect the willingness of customers of GrowGeneration to invest in or buy products from GrowGeneration. Active enforcement of the current federal regulatory position on cannabis may thus directly or indirectly adversely affect GrowGeneration operations.

Employees

As of the date of this Prospectus, we have 33 full time employees and 6 part-time employees. We plan to add sales representatives in all states that we operate a retail store.

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Principal Offices

Our principal offices are located at 503 North Main St, Suite 740, Pueblo, CO 81003, which is the office of our accountants. We do not pay any rent for such office. We lease nine (10) stores in the state of Colorado, one (1) in the State of California and one (1) in the State of Nevada for our retail operations. Information relating to our stores is set forth in the table below:

	Store 1	Store 2	Store 3	Store 4	Store 5	Store 6	Store 7	Store 8	Store 9	Store 10	Store 11
	Pueblo West	Downtown	Southside	Canon City	Trinidad	Conifer	Colorado Springs	Santa Rosa	Denver 4731 Lipan Ave	Castle Rock	Las Vegas
Street	609 Enterprise, Unit 150	109, 111 & 113 W 4th Street	2704 S. Prairie Ave, Suite C	520 Main Street	2395 Nevada Ave.	26591 Main Street	310-H/I South 8th Street	353 College Ave		1011 Caprice Street	5885 S. Valley View Blvd

City	Pueblo West	Pueblo	Pueblo	Canon City	Trinidad	Conifer	Colorado Springs	Santa Rosa	Denver	Castle Rock	Las Vegas

State & Zip	CO, 81007	CO, 81003	CO, 81005	CO, 81212	CO, 81082	CO, 80433	CO, 80904	CA, 94501	CO, 80211	CO 80104	NV 89118

Beginning	5/27/2014	3/1/2015	10/1/2014	6/1/2014	12/1/2014	6/11/2014	9/1/2015	2/1/2016	3/1/2016	10/1/2016	11/15/2016

Ending	4/30/2020	2/28/2018	9/30/2017	5/31/2017	12/31/2017	4/30/2019	12/31/2020	12/31/2017	3/1/2019	9/30/2019	2/28/2022

Renewal Option	none	month-to-month	agreed upon terms	none	3 years	month-to-month	64 months	24 month renewal option	2 years with renew option	2 periods of 3 years	none

Square Footage	3300	3300	1800	2500	3000	3000	3360	3300	4500	1500	8880

Monthly rent[1]	$2,100	$1,500	$950	$900	$1,000	$2,400	$3,780	$5,600	$3,650	$1,775	$5,720

1 Some of our leases have increases during the term of the lease. Our Pueblo West rent increases to $2,300 per month in May 2016; our Pueblo Downtown, Southside and Trinidad rent does not increase; our Canon City rent increases to $950 per month in June 2016; our Conifer rent increases to $2,500 per month in May 2016; our Colorado Springs rent increases to $2,940 per month in November 2017, to $3,080 in November 2018 and to $3,220 in November 2019; our Castle Rock rent will increase to $1,980 per month in October 2017 and $2,138 per month in October 2018; and our Las Vegas rent will increase from $5,720 in December 2016 to $6,886 per month in February 2022.

2 We opened a retail store in Fairplay, Colorado on August 1, 2016 and we paid a monthly rental payment of $1,085. Effective as of December 31, 2016, the lease agreement we entered into on July 19, 2016 for the Fairplay retail store was terminated, and all the operations and business in the Fairplay store have been consolidated into the Conifer store.

MANAGEMENT

All directors hold office for one-year terms until the election and qualification of their successors. Officers are appointed by our board of directors and serve at the discretion of the board, subject to applicable employment agreements. The following table sets forth information regarding our executive officers and the members of our board of directors.

Name	Age	Position
Darren Lampert	56	Chief Executive Officer and Director
Michael Salaman	54	President and Director
Irwin Lampert	85	Chief Financial Officer, Secretary and Director
Jason Dawson	38	Chief Operating Officer
Stephen Aiello	56	Director
Jody Kane	36	Director

Darren  Lampert has been our Chief Executive Officer and a Director since our inception in 2014. Mr. Lampert began his career in 1986 as a founding member of the law firm of Lampert and Lampert (1986-1999), where he concentrated on securities litigation, NASD (now FINRA) compliance and arbitration and corporate finance matters. Mr. Lampert has represented clients in actions and investigations brought before government agencies and self-regulatory bodies. Mr. Lampert has spent the past 15 years working as a portfolio manager and proprietary trader at Schonfeld Securities (1999-2005), Schottenfeld Group (2007) and Incremental Capital (2008-2010). From 2010 to 2014, Mr. Lampert was a private investor. Mr. Lampert graduated in 1982 with a Bachelor of Science degree in business administration from Ithaca College. Mr. Lampert received a JD from Bridgeport University School of Law in 1985. Mr. Lampert was admitted to practice law in New York in 1986 and is also admitted to practice before the United States District Courts for the Southern and Eastern Districts of New York.

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Michael Salaman has been our President and a Director since our inception. Michael Salaman served as the Chairman of Skinny Nutritional Corp. since January 2002 and as Chief Executive Officer and President of Skinny Nutritional Corp. since June 2010. He also served as Chief Executive Officer of Skinny Nutritional Corp. Skinny Nutritional Corp. filed for Chapter 11 Bankruptcy protection in 2013 and the assets were sold to a private equity firm in March 2014. Mr. Salaman has over 20 years’ experience in the area of start-ups, new product development, distribution and marketing. Mr. Salaman began his business career as Vice President of Business Development for National Media Corp., an infomercial marketing company in the United States from 1985-1993. From 1995-2001, Mr. Salaman started an Digital Media company called American Interactive Media, Inc., a developer of Web TV set-top boxes and ISP services. In 2002, Mr. Salaman became the principal officer of that entity and directed its operations as a marketing and distribution company and in 2005 focused its efforts in the enhanced water business. Mr. Salaman received a Bachelor of Business Administration degree in business from Temple University in 1986.

Irwin Lampert has been our Chief Financial Officer, Secretary and a Director since our inception. Mr. Lampert has been retired for over ten years. Mr. Lampert is a certified public accountant and attorney. He received a B.S. in Accounting from Brooklyn College and LLB from Brooklyn Law School. Irwin Lampert is the father of Darren Lampert. Mr. Lampert has indicated his intention to retire from all officer positions and as a director of the Company in 2017. We are currently actively seeking a new Chief Financial Officer and Secretary to fill the officer positions. We do not currently intend to appoint a new director to replace the vacancy that will be created by Mr. Lampert’s retirement.

Jason Dawson has been our Chief Operating Office since June 2014. Mr. Dawson is the founder of Pueblo Hydroponics, which he was the President of from 2008-2014. From 2003-2008, Mr. Dawson was Head of International Sales for Gualala Robotics, Inc. a lighting manufacturer. Mr. Dawson has over 15 years of experience in the gardening and hydroponic industries.

Steven  Aiello has been a Director of the Company since May 2014. Mr. Aiello was a partner at Jones and Company from 2004-2008. From 2001-2003, he worked at 033 Asset Management. From 1986-2001, he was a partner at Montgomery Securities. Mr. Aiello received a B.A. in Psychology from Ithaca College and an MBA from Fordham University. Since 2010, Mr. Aiello has been a private investor and owner of real estate properties.

Jody Kane has been a Director since May 2014. Mr. Kane has been a Managing Partner at Diamond Bridge Capital from February 2009 through the date of this Prospectus and from 2005-2009, Mr. Kane was an analyst at Sidoti & Company LLC. Mr. Kane graduated from Troy University, with a B.S. in Finance in 2001.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees other than Michael Salaman (see biographical information of Michael Salaman above regarding the Chapter 11 Bankruptcy protection filed by Skinny Nutritional Corp. in 2013) has:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

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●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Committees

The Company does not currently maintain a board of directors that is composed of a majority of “independent” directors. The Company does not expect to initially appoint an audit committee, nominating committee and/or compensation committee, or to adopt charters relative to each such committees.

Code of Business Conduct and Ethics

We have not adopted a Code of Business Conduct and Ethics. We have adopted an Insider Trading Policy which sets forth the procedure regarding trading by insiders in securities of the Company.

Limitation of Directors Liability and Indemnification

The Colorado Business Corporations Act authorizes corporations to limit or eliminate, subject to certain conditions, the personal liability of directors to corporations and their stockholders for monetary damages for breach of their fiduciary duties.

We do not have director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the Securities Act, although we intend to acquire such insurance. Colorado law and our bylaws provide that we will indemnify our directors and officers who, by reason of the fact that he or she is one of our officers or directors, is involved in a legal proceeding of any nature.

There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Indemnification Agreements

We have entered into indemnification agreements with each of our current directors and executive officers. The indemnification agreements provide for indemnification against expenses, judgments, fines and penalties actually and reasonably incurred by an indemnitee in connection with threatened, pending or completed actions, suits or other proceedings, subject to certain limitations. The indemnification agreements also provide for the advancement of expenses in connection with a proceeding prior to a final, nonappealable judgment or other adjudication, provided that the indemnitee provides an undertaking to repay to us any amounts advanced if the indemnitee is ultimately found not to be entitled to indemnification by us. The indemnification agreements set forth procedures for making and responding to a request for indemnification or advancement of expenses, as well as dispute resolution procedures that will apply to any dispute between us and an indemnitee arising under the indemnification agreements.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by, or paid to our chief executive officer and the three most highly-compensated executive officers (other than the chief executive officer) who were serving as executive officers as of January 12, 2017 for services rendered in all capacities to us for the years ended December 31, 2016 and 2015.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Darren Lampert	2016	120,000	0	0	0	120,000
Chief Executive Officer	2015	90,000	0	0	0	90,000

Michael Salaman	2016	120,000	0	0	0	120,000
President and Secretary	2015	90,000	0	0	0	90,000

Jason Dawson	2016	92,000	0	0	0	92,000
Chief Operating Officer	2015	84,000	0	0	0	84,000

Irwin Lampert	2016	0	0	0	0	0
Chief Financial Officer and Secretary	2015	0	0	0	0	0

(1)	Darren Lampert and Michael Salaman began receiving salary in August 2015.

Employment and Consulting Agreements

We have entered into employment agreements with Darren Lampert and Michael Salaman, who have each agreed to devote their full time and attention to our business. We have no employment agreement with Irwin Lampert, who has agreed to devote such time to the Company’s business as he deems necessary in his sole discretion. Darren Lampert and Michael Salaman each receive compensation of $120,000 per annum for their full time employment. Additionally, each member of Management may receive a year-end cash bonus and options as determined by our Board of Directors. In February 2015, we  entered into a three year employment agreement with Jason Dawson, our Chief Operating Officer, pursuant to which we pay Mr. Dawson compensation of $84,000 per annum, subject to a 10% increase each January 1 during the term of the agreement. Mr. Dawson will also be entitled to receive 100,000 common shares per year, on each of the anniversary dates of his employment agreement.

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Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes, for each of the named executive officers, the number of shares of common stock underlying outstanding stock options held as of January 12, 2017.

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)[1]	Option expiration date
Darren Lampert	650,000	0	$.66/$.60	March 16, 2019 as to 400,000 options and May 12, 2019 as to 250,000 options
Michael Salaman	400,000	0	$.66/$.60	March 6, 2019
Jason Dawson	200,000	0	$.66/$.60	March 30, 2019
Irwin Lampert	400,000	0	$.66/$.60	March 16, 2019

1 The first $100,000 of options granted to each of the above persons may be deemed to be incentive stock options and are exercisable at a price of $.66 per share. The balance of the options owned by such persons may be deemed to be non-qualified options and are exercisable at a price of $.60 per share.

2014 Equity Compensation Plan

General

On March 6, 2014 our Board of Directors adopted an Equity Compensation Plan (the “2014 Plan”). The 2014 Plan was approved by the stockholders on March 6, 2014.

The general purpose of the 2014 Plan is to provide an incentive to our employees, directors, consultants and advisors by enabling them to share in the future growth of our business. Our Board of Directors believes that the granting of stock options, restricted stock awards, unrestricted stock awards and similar kinds of equity-based compensation promotes continuity of management and increases incentive and personal interest in the welfare of our Company by those who are primarily responsible for shaping and carrying out our long range plans and securing our growth and financial success.

Our Board of Directors believes that the 2014 Plan will advance our interests by enhancing our ability to (a) attract and retain employees, consultants, directors and advisors who are in a position to make significant contributions to our success; (b) reward our employees, consultants, directors and advisors for these contributions; and (c) encourage employees, consultants, directors and advisors to take into account our long-term interests through ownership of our shares.

Description of the 2014 Equity Incentive Plan

The following description of the principal terms of the 2014 Plan is a summary and is qualified in its entirety by the full text of the 2014 Plan, which is attached as Exhibit 10.5 hereto.

Administration. The 2014 Plan will be administered by our Board of Directors. Our Board of Directors may grant options to purchase shares of our common stock, stock appreciation rights, restricted stock units, restricted or unrestricted shares of our common stock, performance shares, performance units, other cash-based awards and other stock-based awards. The Board of Directors also has broad authority to determine the terms and conditions of each option or other kind of equity award, adopt, amend and rescind rules and regulations for the administration of the 2014 Plan and amend or modify outstanding options, grants and awards. The Board of Directors may delegate authority to the chief executive officer and/or other executive officers to grant options and other awards to employees (other than themselves), subject to applicable law and the 2014 Plan. No options, stock purchase rights or awards may be made under the Plan on or after the ten year anniversary of the adoption of the 2014 Plan by our Board of Directors, but the 2014 Plan will continue thereafter while previously granted options, stock appreciation rights or awards remain subject to the 2014 Plan.

Eligibility. Persons eligible to receive options, stock appreciation rights or other awards under the 2014 Plan are those employees, consultants, advisors and directors of our Company and our subsidiaries who, in the opinion of the Board of Directors, are in a position to contribute to our success.

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Shares Subject to the 2014 Plan. The aggregate number of shares of common stock available for issuance in connection with options and awards granted under the 2014 Plan is 2,500,000, subject to customary adjustments for stock splits, stock dividends or similar transactions. Incentive Stock Options may be granted under the 2014 Plan with respect to all of those shares. If any option or stock appreciation right granted under the 2014 Plan terminates without having been exercised in full or if any award is forfeited, or if shares of common stock are withheld to cover withholding taxes on options or other awards, the number of shares of common stock as to which such option or award was forfeited, or which were withheld, will be available for future grants under the 2014 Plan. No employee, consultant, advisor or director may receive options or stock appreciation rights relating to more than 1,000,000 shares of our common stock in the aggregate in any calendar year.

Terms and Conditions of Options. Options granted under the 2014 Plan may be either “incentive stock options” that are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or “nonstatutory stock options” that do not meet the requirements of Section 422 of the Code. The Board of Directors will determine the exercise price of options granted under the 204 Plan. The exercise price of stock options may not be less than the fair market value, on the date of grant, per share of our common stock issuable upon exercise of the option (or 110% of fair market value in the case of incentive options granted to a ten-percent stockholder).

If on the date of grant the common stock is listed on a stock exchange or is quoted on the automated quotation system of Nasdaq, the fair market value shall generally be the closing sale price on the last trading day before the date of grant. If no such prices are available, the fair market value shall be determined in good faith by the Board of Directors based on the reasonable application of a reasonable valuation method.

No option may be exercisable for more than ten years (five years in the case of an incentive stock option granted to a ten-percent stockholder) from the date of grant. Options granted under the 2014 Plan will be exercisable at such time or times as the Board of Directors prescribes at the time of grant. No employee may receive incentive stock options that first become exercisable in any calendar year in an amount exceeding $100,000. The Board of Directors may, in its discretion, permit a holder of an option to exercise the option before it has otherwise become exercisable, in which case the shares of our common stock issued to the recipient will continue to be subject to the vesting requirements that applied to the option before exercise.

Generally, the option price may be paid (a) in cash or by certified bank check, (b) through delivery of shares of our common stock having a fair market value equal to the purchase price, or (c) a combination of these methods. The Board of Directors is also authorized to establish a cashless exercise program and to permit the exercise price (or tax withholding obligations) to be satisfied by reducing from the shares otherwise issuable upon exercise a number of shares having a fair market value equal to the exercise price.

No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient. However, the Board of Directors may permit the holder of an option, stock appreciation right or other award to transfer the option, right or other award to immediate family members or a family trust for estate planning purposes. The Board of Directors will determine the extent to which a holder of a stock option may exercise the option following termination of service with us.

Stock Appreciation Rights. The Board of Directors may grant stock appreciation rights independent of or in connection with an option. The Board of Directors will determine the other terms applicable to stock appreciation rights. The exercise price per share of a stock appreciation right will be determined by the Board of Directors, but will not be less than 100% of the fair market value of a share of our common stock on the date of grant, as determined by the Board of Directors. The maximum term of any SAR granted under the 2014 Plan is ten years from the date of grant. Generally, each SAR stock appreciation right will entitle a participant upon exercise to an amount equal to:

●	the excess of the fair market value on the exercise date of one share of our common stock over the exercise price, multiplied by

●	the number of shares of common stock covered by the stock appreciation right.

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Payment may be made in shares of our common stock, in cash, or partly in common stock and partly in cash, all as determined by the Board of Directors.

Restricted Stock and Restricted Stock Units. The Board of Directors may award restricted common stock and/or restricted stock units under the 2014 Plan. Restricted stock awards consist of shares of stock that are transferred to a participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted stock units confer the right to receive shares of our common stock, cash, or a combination of shares and cash, at a future date upon or following the attainment of certain conditions specified by the Board of Directors. The Board of Directors will determine the restrictions and conditions applicable to each award of restricted stock or restricted stock units, which may include performance-based conditions. Dividends with respect to restricted stock may be paid to the holder of the shares as and when dividends are paid to stockholders or at the time that the restricted stock vests, as determined by the Board of Directors. Dividend equivalent amounts may be paid with respect to restricted stock units either when cash dividends are paid to stockholders or when the units vest. Unless the Board of Directors determines otherwise, holders of restricted stock will have the right to vote the shares.

Performance Shares and Performance Units. The Board of Directors may award performance shares and/or performance units under the 2014 Plan. Performance shares and performance units are awards, denominated in either shares or U.S. dollars, which are earned during a specified performance period subject to the attainment of performance criteria, as established by the Board of Directors. The Board of Directors will determine the restrictions and conditions applicable to each award of performance shares and performance units.

Effect of Certain Corporate Transactions. The Board of Directors may, at the time of the grant of an award, provide for the effect of a change in control (as defined in the 2014 Plan) on any award, including (i) accelerating or extending the time periods for exercising, vesting in, or realizing gain from any award, (ii) eliminating or modifying the performance or other conditions of an award, or (iii) providing for the cash settlement of an award for an equivalent cash value, as determined by the Board of Directors. The Board of Directors may, in its discretion and without the need for the consent of any recipient of an award, also take one or more of the following actions contingent upon the occurrence of a change in control: (a) cause any or all outstanding options and stock appreciation rights to become immediately exercisable, in whole or in part; (b) cause any other awards to become non-forfeitable, in whole or in part; (c) cancel any option or stock appreciation right in exchange for a substitute option; (d) cancel any award of restricted stock, restricted stock units, performance shares or performance units in exchange for a similar award of the capital stock of any successor corporation; (e) redeem any restricted stock, restricted stock unit, performance share or performance unit for cash and/or other substitute consideration with a value equal to the fair market value of an unrestricted share of our common stock on the date of the change in control; (f) cancel any option or stock appreciation right in exchange for cash and/or other substitute consideration based on the value of our common stock on the date of the change in control , and cancel any option or stock appreciation right without any payment if its exercise price exceeds the value of our common stock on the date of the change in control; or (g) make such other modifications, adjustments or amendments to outstanding awards as the Board of Directors deems necessary or appropriate.

Amendment, Termination. The Board of Directors may amend the terms of awards in any manner not inconsistent with the 2014 Plan, provided that no amendment shall adversely affect the rights of a participant with respect to an outstanding award without the participant’s consent. In addition, our board of directors may at any time amend, suspend, or terminate the 2014 Plan, provided that (i) no such amendment, suspension or termination shall materially and adversely affect the rights of any participant under any outstanding award without the consent of such participant and (ii) to the extent necessary to comply with any applicable law or stock exchange rule, the 2014 Plan requires us to obtain stockholder consent. Stockholder approval is required for any plan amendment that increases the number of shares of common stock available for issuance under the 2014 Plan or changes the persons or classes of persons eligible to receive awards.

Tax Withholding

As and when appropriate, we shall have the right to require each optionee purchasing shares of common stock and each grantee receiving an award of shares of common stock under the 2014 Plan to pay any federal, state or local taxes required by law to be withheld.

Option Grants and Stock Awards

The grant of options and other awards under the 2014 Plan is discretionary, and we cannot determine now the specific number or type of options or awards to be granted in the future to any particular person or group.

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PRINCIPAL STOCKHOLDERS

The following table sets forth the number of shares of common stock beneficially owned as of January 12, 2017 by:

●	each of our stockholders who is known by us to beneficially own 5% or more of our common stock;

●	each of our executive officers;

●	each of our directors; and

●	all of our directors and current executive officers as a group.

Beneficial ownership is determined based on the rules and regulations of the Commission. A person has beneficial ownership of shares if such individual has the power to vote and/or dispose of shares. This power may be sole or shared and direct or indirect. Applicable percentage ownership in the following table is based on the total of 11,889,262 shares of common stock outstanding as of January 12, 2017. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock that are subject to options or warrants held by that person and exercisable as of, or within 60 days of, January 12, 2017. These shares, however, are not counted as outstanding for the purposes of computing the percentage ownership of any other person(s). Except as may be indicated in the footnotes to this table and pursuant to applicable community property laws, each person named in the table has sole voting and dispositive power with respect to the shares of common stock set forth opposite that person’s name. Unless indicated below, the address of each individual listed below is c/o GrowGeneration Corp., 503 North Main Street, Pueblo, Colorado 81003.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
Michael Salaman	2,400,000	[1]	20.19%
Darren Lampert	2,400,000	[1]	20.19%
Irwin Lampert	1,650,000	[1]	13.88%
Jason Dawson	400,000	[1]	3.36%
Jody Kane	60,000	1 2 4	*
Stephen Aiello	200,000	1 2 3	1.68%
All Officers and Directors (6)	7,110,000		60.18%

* Less than 1%

1 Includes 400,000 options issued to Michael Salaman, 650,000 options issued to Darren Lampert, 400,000 options issued to Irwin Lampert; 200,000 options issued to Jason Dawson, 50,000 options issued to Stephen Aiello and 50,000 options issued to Jody Kane under our 2014 Equity Incentive Plan. The first $100,000 of options issued to each of the above persons are intended to be ISOs and are exercisable at a price of $.66 per share. The balance of the options are NSOs and are exercisable at a price of $.60 per share.

2 Represents 50,000 shares of common stock purchased in the Company’s 2014 Private Placement at $.60 per share.

3 Represents 50,000 shares of common stock and 50,000 shares of common stock underlying warrants purchased in the Company’s 2016 Private Placement at $.70 per share.

4 During December 2016, Jody Kane sold a total of 40,000 shares of common stock on the open market.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Unless described below, since March 5, 2014 (inception), there are no transactions or series of similar transactions to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed $120,000; and

●	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Indemnification Agreements

We have entered into indemnification agreements with each of our current directors and executive officers. The indemnification agreements provide for indemnification against expenses, judgments, fines and penalties actually and reasonably incurred by an indemnitee in connection with threatened, pending or completed actions, suits or other proceedings, subject to certain limitations. The indemnification agreements also provide for the advancement of expenses in connection with a proceeding prior to a final, nonappealable judgment or other adjudication, provided that the indemnitee provides an undertaking to repay to us any amounts advanced if the indemnitee is ultimately found not to be entitled to indemnification by us. The indemnification agreement set forth procedures for making and responding to a request for indemnification or advancement of expenses, as well as dispute resolution procedures that will apply to any dispute between us and an indemnitee arising under the Indemnification Agreements.

DESCRIPTION OF CAPITAL STOCK

Our current Certificate of Incorporation authorizes us to issue:

●	100,000,000 shares of common stock, par value $0.001 per share.

As of January 12, 2017, there were 11,889,262 shares of common stock outstanding. The number of shares of common stock outstanding as of January 12, 2017 does not include: (i) outstanding shares issuable upon exercise of options to purchase 1,885,000 shares of our common stock, as of January 12, 2017, at an exercise price of $0.60 per share (or $.66 per share for our officers and directors with respect to the first $100,000 of options granted to each of them as Incentive Stock Options), that were issued under our 2014 Equity Incentive Plan; (ii) 2,029,287 warrants issued to investors in the 2015 Private Placement (out of a total of 2,465,001 warrants issued in the 2015 Private Placement, 435,714 warrants have been exercised as of the date of this filing), 635,714 warrants issued to investors in the April 2016 Private Placement (out of a total of 890,714 warrants issued in the 2015 Private Placement, 255,000 warrants have been exercised as of the date of this filing), each exercisable into one share of our common stock at a price of $.70 per warrant; (iii) 850,000 warrants issued to investors in the September 2016 Private Placement (out of a total of 1,000,000 warrants issued in the September 2016 Private Placement, 150,000 warrants have been exercised as of the date of this filing), each exercisable into one share of our common stock at a price of $.70 per warrant; and (iv) 142,800 warrants issued to the Placement Agent in the 2015 Private Placement, which permit the Placement Agent to acquire 142,800 shares of our common stock at $.70 per share, 50,000 Warrants issued to the Placement Agent in the April 2016 Private Placement, which permit the Placement Agent to acquire 50,000 shares of our common stock at $.70 per share, and 31,500 warrants issued to the Placement Agent in the September 2016 Private Placement, which permit the Placement Agent to acquire 31,500 shares of our common stock at $.70 per share.

The following statements are summaries only of the material provisions of our authorized capital stock and are qualified in their entirety by reference to our Certificate of Incorporation, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Common Stock

Voting. The holders of our common stock are entitled to one vote for each share held of record on all matters on which the holders are entitled to vote (or consent to).

Dividends. The holders of our common stock are entitled to receive, ratably, dividends only if, when and as declared by our Board of Directors out of funds legally available therefor and after provision is made for each class of capital stock having preference over the common stock (including the common stock).

Liquidation Rights. In the event of our liquidation, dissolution or winding-up, the holders of our common stock are entitled to share, ratably, in all assets remaining available for distribution after payment of all liabilities and after provision is made for each class of capital stock having preference over the common stock (including the common stock).

Conversion Rights. The holders of our common stock have no conversion rights.

Preemptive and Similar Rights. The holders of our common stock have no preemptive or similar rights.

Redemption/Put Rights. There are no redemption or sinking fund provisions applicable to the common stock. All of the outstanding shares of our common stock are fully-paid and nonassessable.

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Transfer Restrictions. Shares of our common stock are subject to transfer restrictions. See “Restrictions on the Transfer of Securities.”

Warrants

As of January 12, 2017, we had outstanding warrants to purchase an aggregate of 3,739,301 shares of common stock at an exercise price of $.70 per share, including (i) 3,515,001 warrants issued to investors in our private placements in 2015 and 2016, (ii) 142,800 warrants issued to the Placement Agent in connection with the 2015 Private Placement in October 2015, (iii) 50,000 warrants issued to the Placement Agent in connection with the April 2016 Private Placement, and (iv) 31,500 warrants issued to the Placement Agent in connection with the September 2016 Private Placement.

Each Warrant entitles the holder to purchase one share of Common Stock at a purchase price of $0.70 during the five (5) year period commencing on the issuance of the Warrants. The exercise price and number of shares of Common Stock issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number, the number of shares of Common Stock to be issued to the Warrant holder. Each Warrant may be redeemed by the Company at any time, following a period of any 20 of the 30 consecutive trading days in which the closing sales price of the Common Stock equals or exceeds 150% the then exercise price of the Warrant, on notice to the holder and at a redemption price of $0.001 per warrant share; provided the resale of the Warrant Shares has been registered under the Securities Act or are otherwise freely tradable. Such notice shall specify, among other things, that payment of the redemption price will be made upon surrender of the Warrant, and that if the Warrant is not exercised by the close of business on the date fixed for redemption, which shall be not less than 30 days prior to the date fixed for redemption, the exercise rights of the Warrant shall expire unless extended by the Company.

Options

As of January 12, 2017, we had outstanding options to purchase an aggregate of 1,885,000 shares of our common stock with exercise prices ranging from $0.60 to $0.66 per share.

Registration Rights

In connection with the 2014 Private Placement, 2015 Private Placements and April 2016 Private Placement we granted registration rights to the private placement investors, wherein we agreed to file a registration statement covering the resale of the shares of common stock and the shares of common stock underlying the warrants (issued in the private placements conducted in 2014, 2015 and April 2016). We are have agreed to use commercially reasonable efforts to have the registration statement declared effective within ninety (90) days after the registration statement is filed (the "Effectiveness Deadline").

We shall keep the registration statement “evergreen” for one (1) year from the date it is declared effective by the Commission or until Rule 144 of the Securities Act is available to the holders of registrable securities purchased in the 2014 Private Placement and the 2015 Private Placements with respect to all of their shares, whichever is earlier. We will pay all costs and expenses incurred by us in complying with our obligations to file registration statements pursuant to the registration rights agreement.

Transfer Agent and Registrar

VStock is the transfer agent and registrar for our common stock.

Quotation of Securities

Our common stock is presently traded on the OTCQB Market under the ticker symbol of “GRWG”.

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SELLING STOCKHOLDERS

The following table sets forth information as of the date of this prospectus, to our knowledge, about the beneficial ownership of our common stock by the selling stockholders both before and immediately after the offering.

All of the selling stockholders received their securities in: (i) our formation, (ii) 2014 Private Placement; (iii) the 2015 Private Placements; and/or (iv) the April 2016 Private Placement. We believe that the selling stockholders have sole voting and investment power with respect to all of the shares of common stock beneficially owned by them unless otherwise indicated. We believe that all securities purchased by broker-dealers or affiliates of broker-dealers were purchased by such persons and entities in the ordinary course of business and at the time of purchase, such purchasers did not have any agreements or understandings, directly or indirectly, with any person to distribute such securities.

The percent of beneficial ownership for the selling stockholders is based on 11,889,262 shares of common stock outstanding as of the date of this prospectus. Warrants to purchase shares of our common stock held by certain investors that are currently exercisable or exercisable within 60 days of the date of this prospectus are considered outstanding and beneficially owned by such investors for the purpose of computing the percentage ownership of their respective percentage ownership but are not treated as outstanding for the purpose of computing the percentage ownership of any other stockholder.

Unless otherwise stated below, to our knowledge, none of the selling stockholders has had a material relationship with us other than as a stockholder at any time within the past three years or has ever been one of our officers or directors.

Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares of our common stock as to which a stockholder has sole or shared voting power or investment power, and also any shares of our common stock which the stockholder has the right to acquire within 60 days, including upon exercise of warrants to purchase shares of our common stock.

The shares of common stock being offered pursuant to this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholders. After the date of effectiveness, the selling stockholders may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of their common stock.

35

Information about the selling stockholders may change over time. Since August 15, 2016, a number of selling stockholders have exercised a certain number of warrants and/or sold a certain number of shares registered hereunder. The share information contained in the below table has not been updated to reflect such changes and such information is presented herein without giving to such exercises and/or sales, and is accurate as of the date of August 15, 2016, the date of our Prospectus, prior to any such exercises and/or sales.

	Shares Beneficially				Shares Beneficially
	Owned as of the date of			Shares	Owned After the
	this Prospectus(1)			Offered by	Offering(1)(2)
Name of Selling Stockholder	Number Shares	Warrants	Percent	this Prospectus(1)(3)	Number	Percent
Darryl H. Aarons	50,000		0.42%	50,000	0	0
Aiello Family Trust (4)	50,000		0.42%	50,000	0	0
Jan Arnett	50,000		0.42%	50,000	0	0
Clifford Berger	50,000		0.42%	50,000	0	0
David Cohen	100,000		0.84%	100,000	0	0
William B. Deakins	100,000		0.84%	100,000	0	0
Vivek R. Dave	50,000		0.42%	50,000	0	0
Shawn German	50,000		0.42%	50,000	0	0
Kelly John Frederick	50,000		0.42%	50,000	0	0
Kurt Hughes	50,000		0.42%	50,000	0	0
Jody Kane (5)	50,000		0.42%	50,000	0	0
Jonathan Lichter	50,000		0.42%	50,000	0	0
Kevin F. McGrath	175,000	50,000	1.89%	225,000	0	0
Myron Perlstein	50,000		0.42%	50,000	0	0
Jonathan Rahn	50,000		0.42%	50,000	0	0
Steven Rosen	50,000		0.42%	50,000	0	0
Steven Salaman	100,000		0.84%	100,000	0	0
John Maher	100,000		0.84%	100,000	0	0
Barbara Lampert	50,000		0.42%	50,000	0	0
Mark Berger	75,000		0.63%	75,000	0	0
Robert Ayerle	265,000	265,000	4.46%	530,000	0	0
Stephen Siegel	265,000	265,000	4.46%	530,000	0	0
Robert Donnelly	265,000	265,000	4.46%	530,000	0	0
Steven and Kathleen Salvo	50,000	50,000	0.84%	100,000	0	0
David Patterson	50,000	50,000	0.84%	100,000	0	0
Neil Druks	100,000	100,000	1.68%	200,000	0	0
Ben Nickolls	125,000	125,000	2.10%	250,000	0	0
John Nickoll Martial Trust (6)	205,000	205,000	3.45%	410,000	0	0
Rocco Basile	50,000	50,000	0.84%	100,000	0	0
Daniel Waldman	142,858	142,858	2.40%	285,716	0	0
Christine Armstrong	70,000	70,000	1.18%	140,000	0	0
Brett Nesland	100,000	100,000	1.68%	200,000	0	0
Don Stangel	100,000	100,000	1.68%	200,000	0	0
Roger Lobo	35,714	35,714	0.60%	71,428	0	0
Dan Allen	50,000	50,000	0.84%	100,000	0	0
Robert Yosaitis	214,286	214,286	3.60%	428,572	0	0
Ron Rech	100,000	100,000	1.68%	200,000	0	0
Ray Klein	71,429	71,429	1.20%	142,858	0	0
JJS Associates, LP (7)	100,000	100,000	1.68%	200,000	0	0
Mitchell Baruchowitz	20,000	20,000	0.34%	40,000	0	0
Andrew Fox	35,714	35,714	0.60%	71,428	0	0
Don Stangle	267,857	267,857	4.51%	535,714	0	0
Robert Prag	75,000	75,000	1.26%	150,000	0	0
Brett Nesland	60,000	60,000	1.01%	120,000	0	0
Paul Ciasullo	75,000	75,000	1.26%	150,000	0	0
David Moss	70,000	70,000	1.18%	140,000	0	0
Good Harvest Investment LLC (8)	142,857	142,857	2.40%	285,714	0	0
William Deakins	50,000	50,000	0.84%	100,000	0	0
Jim Czirr	50,000	50,000	0.84%	100,000	0	0
Stephen Aiello	50,000	50,000	0.84%	100,000	0	0
Allon Rosin	50,000	50,000	0.84%	100,000	0	0
Total	4,655,715	3,355,715	67.38%	8,011,430	0	0

(1) Share numbers include shares underlying warrants held by the selling stockholder.

36

(2) Assumes the sale of all shares offered pursuant to this prospectus.

(3) Share numbers include shares of common stock issuable upon exercise of options that are exercisable within sixty days of August 15, 2016.

(4) The person having voting, dispositive or investment powers over Aiello Family Trust is Steven Aiello, who is a Director of the Company.

(5) Jody Kane is a Director of the Company. 50,000 shares listed in the table were owned by Mr. Kane as of the date the original Registration Statement was filed. During December 2016, Mr. Kane sold a total of 40,000 shares of common stock on the open market.

(6) The person having voting, dispositive or investment powers over John Nickoll Martial Trust is John Nickoll.

(7) The person having voting, dispositive or investment powers over JJS Associates, LP is Trideer, LLC, General Partner, of which Jason Hirsch is the control person.

(8) The person having voting, dispositive or investment powers over Good Harvest investment LLC is William Freas.

PLAN OF DISTRIBUTION

The selling stockholders, which term as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

37

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	privately negotiated transactions;

●	short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus; provided, however, that prior to any such transfer the following information (or such other information as may be required by the federal securities laws from time to time) with respect to each such selling beneficial owner must be added to the prospectus by way of a prospectus supplement or post-effective amendment, as appropriate: (1) the name of the selling beneficial owner; (2) any material relationship the selling beneficial owner has had within the past three years with us or any of our predecessors or affiliates; (3) the amount of securities of the class owned by such beneficial owner before the offering; (4) the amount to be offered for the beneficial owner’s account; and (5) the amount and (if one percent or more) the percentage of the class to be owned by such beneficial owner after the offering is complete.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering, provided, however, we will receive proceeds from the exercise of the warrants held by certain investors.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

38

The selling stockholders and any underwriters, broker-dealers or agents, or their affiliates, that participate in the sale of the common stock or interests therein are “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

The maximum amount of compensation to be received by any FINRA member or independent broker-dealer for the sale of any securities registered under this prospectus will not be greater than 8.0% of the gross proceeds from the sale of such securities.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

We received approval from the OTCQB Market to trade our common stock under the ticker symbol of “GRWG” as of October 19, 2016, and commenced trading on November 11, 2016. There is currently limited trading volume for our common stock and there is no guarantee that any sustained trading market will develop in the future.

Future sales of substantial amounts of our shares in the public market could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

Holders

As of the date of this prospectus, there are 58 record holders of our common stock.

39

LEGAL MATTERS

Robinson & Cole, LLP, 1055 Washington Boulevard, Stamford, CT 06901 has acted as our counsel in connection with the preparation of this prospectus. The  law firm of Andrew I. Telsey, P.C., 12835 E. Arapahoe Road, Suite I-803, Centennial, CO 80112 has acted as our special counsel in connection with the issuance of an opinion relating to the validity of the securities offered in this prospectus.

EXPERTS

The consolidated financial statements of GrowGeneration Corp. appearing in this prospectus and related registration statement have been audited by Connolly Grady & Cha, LLP, an independent registered public accounting firm, as set forth in their report thereon and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified to the fullest extent permitted under Colorado law. We may also purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a capacity, and such a policy may be obtained by us in the future.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the common stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our common stock, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

You may read and copy all or any portion of the registration statement without charge at the office of the SEC at the Public Reference Room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. Copies of the registration statement may be obtained from the SEC at prescribed rates from the Public Reference Section of the SEC at such address. In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.

Contemporaneously with the effectiveness of the registration statement of which this prospectus is a part, we will become subject to the information and periodic reporting requirements of the Exchange Act and, accordingly, will file annual reports containing financial statements audited by an independent public accounting firm, quarterly reports containing unaudited financial data, current reports, and other information with the Securities and Exchange Commission. You will be able to inspect and copy such periodic reports, and other information at the SEC’s public reference room, and the web site of the SEC referred to above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1) Current Report on Form 8-K, filed with the SEC on October 5, 2016;

(2) Current Report on Form 8-K, filed with the SEC on October 12, 2016;

(3) Current Report on Form 8-K, filed with the SEC on October 21, 2016;

(4) Quarterly Report on Form 10-Q for the period ended September 30, 2016, filed with the SEC on November 14, 2016;

(5) Current Report on Form 8-K, filed with the SEC on November 14, 2016;

(6) Current Report on Form 8-K, filed with the SEC on November 22, 2016;

(7) Current Report on Form 8-K, filed with the SEC on November 28, 2016;

(8) Current Report on Form 8-K, filed with the SEC on December 7, 2016; and

(9) Current Report on Form 8-K, filed with the SEC on January 4, 2016.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

40

GROWGENERATION, CORP.

Index to Financials

Page Number
September 30, 2016

Consolidated Balance Sheet as of September 30, 2016 (unaudited)	F-3

Consolidated Statements of Operations for the three and nine months ended September 30, 2016 (unaudited)	F-4

Consolidated Statements of Cash Flows for the three and nine months ended September 30, 2016 (unaudited)	F-5

Consolidated Statement of Changes in Stockholders’ Equity for the three and nine months ended September 30, 2016 (unaudited)	F-6

Notes to the Unaudited Consolidated Financial Statements	F-7

December 31, 2015 and 2014

Report of Independent Registered Public Accounting Firm	F-16

Consolidated Balance Sheets, December 31, 2015 and 2014	F-17

Consolidated Statement of Operations For the Year Ended December 31, 2015 and For the Period from Inception (March 6, 2014) to December 31, 2014	F-18

Consolidated Statements of Cash Flows For the Year Ended December 31, 2015 and For the Period from Inception (March 6, 2014) to December 31, 2014	F-19

Consolidated Statement of Changes in Stockholders’ Equity For the Year Ended December 31, 2015 and For the Period from Inception (March 6, 2014) to December 31, 2014	F-20 - F-21

Notes to the Financial Statements	F-22

F-1

GrowGeneration Corp

and Subsidiary

Consolidated Financial Statements

September 30, 2016

(Unaudited)

F-2

GROWGENERATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

	September 30, 2016	December 31, 2015
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$511,474	$699,417
Accounts receivable, net of allowance of $6,500	365,023	37,554
Employee Advances	4,883	2,950
Inventory	2,387,949	1,311,639
Prepaid Expenses	10,610	17,036
Total Current Assets	3,279,939	2,068,596
Fixed Assets
Furniture and Equipment	531,624	291,241
Accumulated Depreciation	(58,186)	(20,005)
Total Fixed Assets, Net	473,438	271,236
Other Assets
Security Deposits	33,653	27,230
Goodwill	243,000	243,000
Total Other Assets	276,653	270,230

TOTAL ASSETS	$4,030,030	$2,610,062

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable	$569,094	$292,078
Short term borrowings	99,503	56,184
Customer Deposits	26,843	18,410
Payroll Liabilities	57,532	43,925
Sales Tax Payable	47,152	22,093
Current portion long-term debt	23,443	5,866
Total Current Liabilities	823,567	438,556
Long Term Liabilities
RMT-2005 Mitsubishi	25,289
Wells Fargo Equipment - Forklift	25,449
Hitachi Capital America Corp	19,644	23,999
Less current portion long-term debt	(23,443)	(5,866)
Total Long Term Liabilities	46,939	18,133
Total Liabilities	870,506	456,689
Stockholders' equity
Common stock .001 par value, 100,000,000 shares authorized; 10,584,262 shares issued and outstanding at September 30, 2016 and 8,967,834 shares issued and outstanding at December 31, 2015	10,585	8,968
Additional Paid In Capital	4,079,032	2,862,816
Accumulated deficit	(930,093)	(718,411)
Total Equity	3,159,524	2,153,373
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$4,030,030	$2,610,062

See Notes to the Unaudited Consolidated Financial Statements.

F-3

GROWGENERATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015

REVENUES
Sales	$2,169,129	$921,913	$5,617,726	$2,330,773
Cost of sales	(1,560,359)	(576,406)	(3,947,352)	(1,514,931)
Gross profit	608,770	345,507	1,670,374	815,842
EXPENSES
Advertising and promotion	15,675	6,143	42,478	24,657
Alarm and security	1,190	1,241	3,303	2,395
Automobile expense	8,956	4,668	25,110	10,342
Bad debt expense	30	1,369	3,688	1,369
Bank service charges	5,966	1,605	15,477	5,023
Cash (over) short	(1,365)	(1,526)	(1,050)	(866)
Credit card fees	13,165	7,108	36,678	18,542
Computer and internet expenses	5,711	3,453	16,084	6,471
Depreciation expense	17,158	5,074	38,181	10,214
Donations	(500)
Dues and subscriptions	70		169	45
Insurance expense	9,672	1,908	18,927	5,724
Interest expense	1,384	172	3,050	172
Finance charges	201	1,029	374	2,139
Janitorial expense	50	162	661	324
Licenses & permits	557	191	3,637	514
Meals and entertainment	11,310	3,495	30,826	13,099
Office supplies	6,479	4,740	22,335	10,695
Stock compensation		75,000	98,000	75,000
Stock option compensation		64,750	86,333	64,750
Officer salary	83,100	53,500	240,950	126,500
Salary and wages other	223,128	119,268	615,906	279,096
Payroll tax and benefits	26,025	15,684	79,153	39,856
Postage and delivery	3,956	261	6,860	747
Accounting & audit fees	14,304	11,055	39,304	26,875
Legal fees	9,056	30,000	38,083	40,000
Commissions & other professional fees	99	30,590	36,398	30,590
Regulatory filing fees and services	6,122		6,122
Rent expense	75,557	25,150	204,349	64,050
Repairs and maintenance	3,184	1,112	10,953	3,839
Supplies	6,823	2,576	17,364	3,949
Telephone expense	8,378	3,837	22,344	9,672
Training	1,060		2,479	300
Travel expense	25,342	8,740	74,944	27,641
Utilities	16,083	8,563	40,988	22,822
Total expense	597,926	490,918	1,880,458	926,546
Net ordinary income (loss)	10,844	(145,411)	(210,084)	(110,704)
Other income (expense)
Interest income			2
Startup costs				(11,220)
Net Income (Loss) before income taxes	10,844	(145,411)	(210,082)	(121,924)
Federal income tax expense
State income tax expense			(1,600)
Income Tax Benefit
Net Income (Loss)	$10,844	(145,411)	(211,682)	(121,924)

Loss per common share	$.001	(.02)	(.02)	(.02)

See Notes to the Unaudited Consolidated Financial Statements.

F-4

GROWGENERATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30, 2016		Nine Months Ended September 30, 2015
Cash Flows from Operating Activities:
Net income (loss)		$(211,682)	$(121,924)
Adjustments to reconcile net income to net cash provided by operating activities:
Stock & Option compensation		184,333	139,750
Commissions		35,000
Depreciation and amortization		38,181	10,214
Bad debt expense		3,688	1,369
(Increase) decrease in:
Accounts receivable		(331,157)	(15,215)
Employee advances		(1,933)	(2,700)
Inventory		(1,076,310)	(665,745)
Prepaid expenses		6,426	(5,517)
Security deposits		(6,423)	(13,840)
Increase (decrease) in:
Accounts payable		277,016	109,751
Customer deposits		8,432	(5,180)
Payroll liabilities		13,607	21,629
Sales tax payable		25,059	8,296
Net Cash Flow Used by Operating Activities		(1,035,763)	(539,112)

Cash Flows from Investing Activities:
Acquisition of furniture and equipment		(240,383)	(161,598)
Net Cash Flow Used by Investing Activities		(240,383)	(161,598)

Cash Flows from Financing Activities:
Short term borrowings		43,319	(12,482)
Proceeds from long-term debt		57,324	25,852
Principal payments on long-term debt		(10,940)	(459)
Issuance of common stock		998,500	1,052,500
Net Cash Flow Provided by Financing Activities		1,088,203	1,065,411

Net Increase (Decrease) in Cash and Cash Equivalents		(187,943)	364,701

Cash and Cash Equivalents at Beginning of period		699,417	110,559

Cash and Cash Equivalents at End of period		$511,474	475,260

Supplemental Information:
Interest paid during period		$3,050	172
Taxes paid during period	$

See Notes to the Unaudited Consolidated Financial Statements.

F-5

GROWGENERATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

(Unaudited)

			Additional	Retained	Total
	Common Stock		Paid-In	Earnings	Stockholders'
	Shares	Amount	Capital	(Deficit)	Equity

Balances, December 31, 2015	8,967,834	8,968	2,862,816	(718,411)	2,153,373

Issuance of common stock at $.70 per share	1,476,428	1,477	928,673		930,150

Warrants issued at $.70 per share			103,350		103,350

Stock option expense			86,333		86,333

Stock compensation at $.70 per share	140,000	140	97,860		98,000

Net (loss)				(211,682)	(211,682)

Balances, September 30, 2016	10,584,262	10,585	4,079,032	(930,093)	3,159,524

See Notes to the Unaudited Consolidated Financial Statements.

F-6

GrowGeneration Corporation and Subsidiaries

Notes to the Unaudited Consolidated Financial Statements

September 30, 2016

1.	NATURE OF OPERATIONS

GrowGeneration Corp (the “Company”) was incorporated on March 6, 2014 in Colorado under the name of Easylife and changed its name to GrowGeneration Corp. It maintains its principal office in Pueblo, Colorado.

GrowGeneration Corp is engaged in the business of owning and operating retail hydroponic stores through wholly owned subsidiaries. It currently owns Grow Generation Pueblo Corp. which operates retail hydroponic stores in Colorado located in Pueblo, Canon City, Trinidad, Conifer, Colorado Springs and Denver, Fairplay and Castle Rock; and Grow Generation California Corp. which operates a retail store in Santa Rosa California. The Company today owns and operates 11 stores and is actively engaged in seeking to acquire additional hydroponic retail stores. The Company’s financial statement has been prepared in accordance with generally accepted accounting principles.

The accompanying unaudited consolidated financial statements have been prepared in accordance with instructions for Form 10-Q and, therefore, do not include all disclosures necessary for a complete presentation of the financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). However, all adjustments that are, in the opinion of management, necessary for the fair presentation of the interim financial statements have been included. Such adjustments were of a normal recurring nature. The results of operations for the nine month period ended September 30, 2016 are not necessarily indicative of the results that may be expected for the entire year or any other interim period.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation

The Company’s financial statements are prepared on the accrual method of accounting. The accounting and reporting policies of the Company conform to generally accepted accounting principles (GAAP). The consolidated financial statements of the Company included the accounts of GrowGeneration Pueblo Corp. Intercompany balances and transactions are eliminated in consolidation.

Use of Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported revenues and expenses during the reporting period. Actual results could vary from the estimates that were used.

Revenue Recognition

Revenue on product sales is recognized upon delivery or shipment. Customer deposits/layaway sales are not reported as income until final payment is received and the merchandise is delivered.

Accounts Receivable

Accounts receivable are stated at the amount the Company expects to collect from balances outstanding at September 30, 2016. Based on the Company's assessment of the credit history with customers having outstanding balances and current relationships with them. At September 30, 2016, the Company established an allowance for doubtful accounts of $6,500.

F-7

GrowGeneration Corporation and Subsidiaries
Notes to the Unaudited Consolidated Financial Statements
September 30, 2016

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

Expenditures for maintenance and repairs are charged against operations. Renewals and betterment that materially extend the life of the asset are capitalized. Depreciation of property and equipment is provided on the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

Estimated Lives
Vehicle	5 years
Furniture and fixtures	5-7 years
Computers and equipment	3-5 years
Leasehold improvements	10 years

For federal income tax purposes, depreciation is computed using the accelerated cost recovery system and the modified accelerated cost recovery system.

Income Taxes

The Company accounts for income taxes in accordance with FASB ACS 740, Income Taxes, which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences related principally to depreciation of property and equipment, reserve for obsolete inventory and bad debt. Deferred tax assets and liabilities represent the future tax consequence for those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of FASB ACS 740-10-25, which prescribes a recognition threshold and measurement attribute for the recognition and measurement of tax positions taken or expected to be taken in income tax returns. FASB ASC 740-10-25 also provides guidance on recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, and accounting for interest and penalties associated with tax positions. The Company’s tax returns are subject to tax examinations by U.S. federal and state authorities until respective statute of limitation. Currently, the 2015 and 2014 tax years are open and subject to examination by taxing authorities. However, the Company is not currently under audit nor has the Company been contacted by any of the taxing authorities. The Company does not have any accrual for uncertain tax positions as of September 30, 2016. It is not anticipated that unrecognized tax benefits would significantly increase or decrease within 12 month of the reporting date.

F-8

GrowGeneration Corporation and Subsidiaries

Notes to the Unaudited Consolidated Financial Statements

September 30, 2016

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Presentation of Sales Taxes

The Company is required to collect sales tax for the State of Colorado, State of California, City of Pueblo, City of Canon City, City of Colorado Springs, Pueblo County and Fremont County, Jefferson County, El Paso County, City & County of Denver, City of Santa Rosa ranging from 3.9% to 8.25% on the Company's sales to nonexempt customers. The Company collects that sales tax from customers and remits the entire amount to the corresponding taxing authorities. The Company's accounting policy is to exclude the tax collected and remitted from revenue and cost of sales.

Advertising

The Company expenses all advertising and promotional costs when incurred. Advertising and promotional expense for the nine months ending September 30, 2016 amounted to $42,478.

Freight and Shipping

It is the Company's policy to classify freight and shipping costs as part of cost of sales. Total freight and shipping costs for the nine months ending September 30, 2016 was $35,386.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all unrestricted highly liquid investments with a maturity of three months or less when acquired to be cash equivalents.

Goodwill

Goodwill represents the excess of acquisition costs over the fair value of net tangible and intangible assets acquired in connection with an acquisition. The Company accounts for goodwill in accordance with the provisions of FASB Accounting Standards Update (ASU) 2014-02, Intangibles – Goodwill and Other (Topic 350) Accounting for Goodwill. provisions of FASB Accounting Standards Update (ASU) 2014-02, Intangibles – Goodwill and Other (Topic 350) Accounting for Goodwill. In accordance with FASB ASC Topic 350 for Intangibles – Goodwill and Other, goodwill is not amortized but is reviewed for potential impairment on an annual basis, or if events or circumstances indicate a potential impairment, at the reporting unit level. The Company’s review for impairment includes an assessment of qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value, including goodwill. If it is determined that it is more likely than not that the fair value of a reporting unit is less than its carrying value, including goodwill, the first step of the two-step quantitative goodwill impairment test is performed, which compares the fair value of the reporting unit with its carrying amounts, including goodwill. If the fair value of the reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired. However, if the carrying amount of the reporting unit exceeds its fair value, an additional procedures must be performed. That additional procedure compares the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill. An impairment loss is recorded to the extent that the carrying amount of goodwill exceeds its implied fair value. The carrying value of goodwill is tested for impairment at least annually.

Inventory

Inventory consists primarily of gardening supplies and materials and is recorded at the lower of cost (first-in, first-out method) or market.

3.	RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which provides guidance for revenue recognition. ASU 2014-09 will supersede and replace nearly all existing U.S. GAAP revenue recognition guidance. ASU 2014-09 establishes a new control-based revenue recognition model, changes the basis for deciding when revenue is recognized over time or at a point of time, provides new and more detailed guidance on specific topics and expands and improves disclosures about revenue. The guidance in ASU 2014-09 is effective for public entities for annual reporting periods beginning after December 15, 2016. Non public entities are required to apply the guidance for annual periods beginning after December 15, 2017. Early application is not permitted for public entities. The Company is currently evaluating the impact the adoption of ASU 2014-09 will have on the Company's financial statements and disclosures.

F-9

GrowGeneration Corporation and Subsidiaries

Notes to the Unaudited Consolidated Financial Statements

September 30, 2016

4.	LEASE COMMITMENTS

On July 19, 2016 the Company entered into a 2 year lease agreement for its tenth retail store in Fairplay, Colorado. The Company began operations in Fairplay, Colorado on August 1, 2016. The lease agreement requires monthly rental payments of $1,085 through July 31, 2018.

On September 27, 2016 the Company entered into a lease agreement for its eleventh retail store in Castle Rock, Colorado. The term of the lease is October 1, 2016 through September 30, 2019 and requires monthly payments of $1,775 through September 30, 2017; $1,980 through September 30, 2018 and $2,138 through September 30, 2019.

The Company leases its store facilities under operating leases ranging from $850 to $5,600 per month. The following is a schedule of future minimum rental payments required under the term of the operating leases as of September 30, 2016:

12 months Ending September 30,	Amount
2017	$344,265
2018	261,851
2019	196,083
2020	117,476
2021	53,966
Thereafter	53,397
$1,027,038

Rent expense under all operating leases for the nine months ending September 30, 2016 and 2015 was $204,349 and $64,050, respectively.

5.	LONG-TERM DEBT

Long term debt is as follows:

September 30, 2016

8.0%, Hitachi Capital, payable $631.13 monthly beginning September 2015 through August 2019, secured by delivery equipment with a book value of $29,508	$19,644

3.5%, Wells Fargo Equipment Finance, payable $518.96 monthly beginning April 2016 through March 2021, secured by warehouse equipment with a book value of $28,527	25,449

10.926%, RMT Equipment, payable 1154.79 monthly beginning September 2016 through October 2018, security be delivery equipment with a book value of $37,523	25,289

$70,382
Less Current Maturities	(23,443)
Total Long-Term Debt	$46,939

Future Debt Maturities – A schedule of expected debt payments and the portion allocated to principal follows:

Twelve Months Ending September 30,	Total Payment	Allocated to Principal
2017	$27,779	$23,443
2018	27,779	25,508
2019	13,520	12,835
2020	6,228	6,023
2021	2,596	2,573
	$77,902	$70,382

F-10

GrowGeneration Corporation and Subsidiaries

Notes to the Unaudited Consolidated Financial Statements

September 30, 2016

6.	STOCK OPTIONS

On March 6, 2014, the Company’s Board of Directors (the “Board”) approved the 2014 Equity Incentive stock plan pursuant to which the Company may grant incentive and non-statutory options to employees, nonemployee members of the Board, consultants and other independent advisors who provide services to the Corporation. The maximum shares of common stock which may be issued over the term of the plan shall not exceed 2,500,000 shares. Awards under this plan are made by the Board or a committee of the Board. Options under the plan are to be issued at the market price of the stock on the day of the grant except to those issued to holders of 10% or more of the Company’s common stock which is required to be issued at a price not less than 110% of the fair market value on the day of the grant. Each option is exercisable at such time or times, during such period and for such numbers of shares shall be determined by the Plan Administrator. However, no option shall have a term in excess of 5 years from the date of grant.

On March 6, 2014, the Company issued 650,000 options to its CEO, Darren Lampert, issued 400,000 options to its CFO, Irwin Lampert, issued 400,000 options to its President, Michael Salaman and issued 200,000 options to its COO, Jason Dawson exercisable at prices between $.60 and $.66 cents per share. On May 12, 2014, the Company issued 50,000 options to its director, Jody Kane and on May 14, 2014, the company issued 50,000 options to its director, Stephen Aiello, exercisable at prices between $.60 and $.66 cents per share. On July 7, 2014, the Company issued 100,000 options to 8 of its employees, exercisable at prices between $.60 and $.66 cents per share. On April 15, 2015, the Company issued 10,000 options to sales consultant Duane Nunez and on October 8, 2015, the Company issued 25,000 options to sales consultant Troy Sowers. The options vest 1/3 immediately, 1/3 one year after date of issuance and 1/3 two years after date of issuance. Compensation expense recorded for the nine months ended September 30, 2016 was $86,333. Each stock option is estimated as of the date of grant using a Black-Scholes Merton option valuation model that uses the assumptions noted in the table below. To address the lack of historical volatility data for the Company, expected volatility is based on the volatilities of peer companies.

As of September 30, 2016, there were 1,872,000 options issued and outstanding under the plan.

Expected volatility	141.26%
Expected dividends	0.00
Expected term	3 years
Risk-free rate	2.0%

A summary of option activity as of September 30, 2016:

Options	Shares	Weight Average Exercise Price	Weighted- Average Remaining Contractual Term
Outstanding at December 31, 2015	1,885,000	$.62	years
Granted	-	-
Exercised	-	-
Forfeited or expired	-	-
Outstanding at March 31, 2016	1,885,000	$.62	3 years
Granted	-	-
Exercised	-	-
Forfeited or expired	13,000	-
Outstanding at September 30, 2016	1,872,000	$.62	3 years

F-11

GrowGeneration Corporation and Subsidiaries

Notes to the Unaudited Consolidated Financial Statements

September 30, 2016

6.	STOCK OPTIONS (Continued)

A summary of the status of the Company’s nonvested shares as of September 30, 2016 and changes during the nine months then ended September 30, 2016 is presented below:

Nonvested shares	Shares	Weighted- Average Fair Market Value
Nonvested at December 31, 2015	639,999	$.14
Granted
Vested	(626,999)	.14
Forfeited	(13,000)
Outstanding at September 30, 2016	-0-	$.14

7.	STOCK PURCHASE WARRANTS

During the nine months ended September 30, 2016, the Company granted 1,426,428 warrants to investors in a private placement of common shares and 50,000 warrants were issued to “Selling Agents” for private placement of common stock. In the months of September and December 2015, the Company granted 2,465,001 warrants to investors in a private placement of common shares. These warrants are exercisable for a period of five years with an exercise price of $.70. In October 2015, 142,800 warrants were issued to “Selling Agents” for private placement of common stock. Each warrant is estimated as of the date of grant using a Black-Scholes Merton warrant valuation model that uses the assumptions noted in the table below. To address the lack of historical volatility data for the Company, expected volatility is based on the volatilities of peer companies.

A summary of the status of the Company’s outstanding stock warrants as of September 30, 2016 is as follows:

	Shares	Weighted- Average Exercise Price	Weighted- Average Fair Market Value
Outstanding December 31, 2015	2,607,801	$.70	$.70
Granted	1,476,428	.70	.70
Exercised		-	-
Forfeited		-	-
Outstanding at September 30, 2016	4,084,229	$.70	$.70

F-12

GrowGeneration Corporation and Subsidiaries

Notes to the Unaudited Consolidated Financial Statements

September 30, 2016

8.	STOCKHOLDERS’ EQUITY

Common Stock

The Company’s current Certificate of Incorporation authorizes the Company to issued 100,000,000 shares of common stock, par value $0.001 per share. As of September 30, 2016 there were 10,584,262 shares of common stock outstanding. The number of shares of common stock outstanding as of September 30, 2016 does not include (i) 4,084,229 shares of common stock issuable upon the exercise of warrants; (ii) shares of our common stock issuable upon the exercise of 1,872,000 outstanding stock options.

On January 4, 2016, the Company offered for sale 3,000,000 units at $.70, with gross proceeds of $2,100,000. Each unit consists of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $.70 per share. The warrants have a five year life for gross proceeds of $2,100,000.

On March 31, 2016, the Company sold 460,000 units to four accredited investors at a price of $.70 per unit, with each unit consisting of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $.70 per share. The warrants have a five year life for gross proceeds of $322,000.

On April 29, 2016, the Company closed on the 2016 private placement, to which they sold 890,714 units to 10 accredited investors at a price of $.70 per unit, with each unit consisting of one share of common stock and on warrant to purchase one share of common stock at an exercise price of $.70 per share. The warrants have a five year life for gross proceeds of $623,500.

As of September 30, 2016, the Company has a total of 10,548,262 shares of common stock outstanding, 4,084,229 warrants exercised at $.70 per share and 1,872,000 stock options.

9.	EARNINGS PER SHARE

The following table sets forth the composition of the weighted average shares (denominator) used in the basic and dilutive earnings per share computation for the three and nine months ended September 30, 2016.

	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
Net Income (Loss)	$10,844	$(145,411)	$(211,682)	$(121,924)

Weighted average share outstanding basic
Effect of dilutive common stock equivalents	10,584,262	6,563,271	10,584,262	6,563,271
Adjusted weighted average shares outstanding-dilutive	10,584,262	6,563,271	10,584,262	6,563,271
Basic loss per share	.001	(.02)	(.02)	(.02)
Dilutive loss per share	.001	(.02)	(.02)	(.02)

The effective of the 1,872,000 stock option and the 4,084,229 of warrants outstanding as of September 30, 2016 is antidilutive and therefore not presented in the above table.

10.	SUBSEQUENT EVENTS

On October 6, 2016, the Company closed on the 2106 private placement, to which it sold 1,000,000 units to 8 accredited investors at a price of $.70 per unit, with each unit consisting of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $.70 per share. The warrants have a five year life for gross proceeds of $700,000.

Effective as of October 19, 2016, the Company was approved to start trading its common stock on the OTCQB Marketplace under the ticker symbol of “GRWG”.

F-13

GrowGeneration Corp

and Subsidiaries

Consolidated Financial Statements

For the Year Ended December 31, 2015

and the Period from Inception

(March 6, 2014) to December 31, 2014

F-14

GrowGeneration Corp and Subsidiaries

December 31, 2015 and For the Period from Inception

(March 6, 2014) to December 31, 2014

Contents

Independent Auditor’s Report	F-16

Financial Statements

Consolidated Balance Sheets, December 31, 2015 and 2014	F-17

Consolidated Statements of Operations For the Year Ended December 31, 2015 and For the Period from Inception (March 6, 2014) to December 31, 2014	F-18

Consolidated Statements of Cash Flows For the Year Ended December 31, 2015 and For the Period from Inception (March 6, 2014) to December 31, 2014	F-19

Consolidated Statements of Changes in Stockholders’ Equity For the Year Ended December 31, 2015 and For the Period from Inception (March 6, 2014) to December 31, 2014	F-20 - F-21

Notes to Consolidated Financial Statements	F-22 - F-33

F-15

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders

GrowGeneration Corp

503 N. Main Street – Suite 740

Pueblo, Colorado 81003

We have audited the accompanying consolidated balance sheets of GrowGeneration Corp and Subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for the year ended December 31, 2015 and the period from inception (March 6, 2014) to December 31, 2014. GrowGeneration Corp’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of GrowGeneration Corp and Subsidiaries as of December 31, 2015 and 2014, and the results of their operations and their cash flows for the year ended December 31, 2015 and the period from inception (March 6, 2014) to December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

Philadelphia, Pennsylvania

June 30, 2016

F-16

GrowGeneration Corp and Subsidiaries

Consolidated Balance Sheets

	Year Ended	From Inception (March 6, 2014) to
	December 31,	December 31,
	2015	2014
Assets
Current Assets
Cash and cash equivalents	$699,417	$110,559
Accounts receivable, net of allowance for doubtful accounts of $6,500 and $2,887, respectively	37,554	8,698
Employee advances	2,950
Inventory	1,311,639	346,284
Prepaid expenses	17,036	5,870
Total Current Assets	2,068,596	471,411

Fixed Assets
Furniture and equipment	291,241	37,524
Accumulated depreciation	(20,005)	(3,569)
Total Fixed Assets, Net	271,236	33,955

Other Assets
Security deposits	27,230	8,090
Goodwill	243,000	243,000
Total Other Assets	270,230	251,090

Total Assets	$2,610,062	$756,456

Liabilities and Stockholders’ Equity

Current Liabilities
Current maturities of long-term debt	$5,866
Accounts payable	292,078	167,765
Short term borrowings	56,184	7,470
Customer deposits	18,410	8,250
Payroll and payroll tax liabilities	43,925	17,007
Sales taxes payable	22,093	9,286
Total Current Liabilities	438,556	209,778

Long-Term Debt – net of current portion	18,133	-0-

Stockholders’ Equity
Common stock .001 par value, 100,000,000 shares authorized: 8,967,834 shares issued and outstanding at December 31, 2015 and 6,000,000 shares issued and outstanding at December 31, 2014	8,968	6,000
Additional paid in capital	2,862,816	730,333
Accumulated deficit	(718,411)	(189,655)
Total Equity	$2,153,373	$546,678

Total Liabilities and Stockholders’ Equity	$2,610,062	$756,456

See accompanying notes to consolidated financial statements.

F-17

GrowGeneration Corp and Subsidiaries

Consolidated Statements of Operations

	Year Ended December 31, 2015	For the Period from Inception (March 6, 2014) to December 31, 2014
Revenues
Sales	$3,455,146	$1,202,366
Cost of sales	(2,351,836)	(809,039)
Gross profit	1,103,310	393,327
Expenses
Advertising and promotion	51,332	16,189
Alarm and security	3,087	1,556
Automobile expenses	14,915	5,950
Bad debt	9,791	2,887
Bank service charges	8,004	2,569
Cash (over) short	(2,519)	(277)
Credit card fees	27,819	14,622
Computer and internet expenses	7,417	1,711
Depreciation expense	16,436	3,569
Insurance expense	10,715	4,459
License and permits	904	2,128
Meals and entertainment	20,839	9,398
Office supplies	17,673	9,422
Officers’ salaries	252,500
Payroll, payroll tax and benefits	491,372	216,478
Postage and delivery	1,782	244
Professional fees	233,769	107,085
Rent expense	105,269	33,975
Repairs and maintenance	4,520	1,065
Stock compensation	141,983
Stock option compensation	87,967	86,333
Supplies	10,747	1,094
Telephone expense	13,498	4,738
Travel expense	54,676	44,302
Uniforms		1,053
Utilities	33,434	12,432
Total Expense	1,617,930	582,982
Net (loss) from operations	(514,620)	(189,655)
Other (Expenses)
Start up costs	(11,220)
Interest	(2,916)
Total other (expenses)	(14,136)	-0-
Net (Loss) before income tax benefit	(528,756)	(189,655)
Income Tax Benefit	0	0
Net Loss	$(528,756)	$(189,655)
Loss per common share	(.08)	(.03)

See accompanying notes to consolidated financial statements.

F-18

GrowGeneration Corp and Subsidiaries

Consolidated Statements of Cash Flows

	Year Ended December 31, 2015	For the Period from Inception (March 6, 2014) to December 31, 2014
Cash Flows from Operating Activities:
Net (loss)	$(528,756)	$(189,655)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Depreciation	16,436	3,569
Bad debt expense	9,791	2,887
Inventory market value reserve	38,500	13,500
Stock compensation	229,950	86,333
(Increase) decrease in:
Accounts receivable	(38,647)	(6,299)
Employee advances	(2,950)
Inventory	(1,003,855)	(86,784)
Prepaid expenses	(11,166)	(4,550)
Security deposits	(19,140)	(8,090)
Increase (decrease) in:
Accounts payable	124,313	110,490
Customer deposits	10,160	7,895
Payroll and payroll tax liabilities	26,918	17,007
Sales taxes payable	12,807	9,286
Net Cash (Used In) Operating Activities	(1,135,639)	(44,411)

Cash Flows from Investing Activities:
Acquisition of Subsidiaries		(499,976)
Acquisition of furniture and equipment	(253,717)	(2,524)
Net Cash (Used In) Investing Activities	(253,717)	(502,500)
Cash Flows from Financing Activities:
Proceeds (payment) on short term borrowing	48,714	7,470
Proceeds (payments) from long-term debt, net	23,999
Issuance of common stock	1,905,501	650,000
Net Cash Provided by Financing Activities	1,978,214	657,470
Net Increase in Cash and Cash Equivalents	588,858	110,559
Cash and Cash Equivalents at Beginning of Period	110,559	-0-
Cash and Cash Equivalents at End of Period	$699,417	$110,559
Supplemental Information:
Interest paid during the period	$2,925	$-0-
Taxes paid during the period	$-0-	$-0-

See accompanying notes to consolidated financial statements.

F-19

GrowGeneration Corp and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity

For the Year Ended December 31, 2015

	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	(Deficit)	Equity

Balances, December 31, 2014	6,000,000	$6,000	$730,333	$(189,655)	$546,678
Issuance of common stock at $.60 per share	300,000	300	179,700		180,000
Issuance of common stock at $.70 per share	2,465,001	2,465	1,550,486		1,552,951
Warrants issued at $.70 per share			172,550		172,550
Stock option expense			87,967		87,967
Stock compensation at $.70 per share	202,833	203	141,780		141,983
Net (loss)				(528,756)	(528,756)
Balances, December 31, 2015	8,967,834	$8,968	$2,862,816	$(718,411)	$2,153,373

See accompanying notes to consolidated financial statements.

F-20

GrowGeneration Corp and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity

From Inception (March 6, 2014) to December 31, 2014

	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	(Deficit)	Equity

Issuance of common stock at $.0077142 per share	1,750,000	$1,750	$10,750	$	$12,500
Issuance of common stock at $.0125 per share	2,000,000	2,000	23,000		25,000
Issuance of common stock at $.01 per share	1,250,000	1,250	11,250		12,500
Issuance of common stock at $.60 per share	1,000,000	1,000	599,000		600,000
Stock option expense			86,333		86,333
Net (loss)				(189,655)	(189,655)
Balances, December 31, 2014	6,000,000	$6,000	$730,333	$(189,655)	$546,678

See accompanying notes to consolidated financial statements.

F-21

GrowGeneration Corp and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2015 and For the Period March 6, 2014 to December 31, 2014

1.	NATURE OF OPERATIONS

GrowGeneration Corp (the “Company”) was incorporated on March 6, 2014 in Colorado under the name of Easylife Corp and changed its name to GrowGeneration Corp. It maintains its principal office in Pueblo, Colorado.

GrowGeneration Corp is engaged in the business of operating retail hydroponic and organic specialty gardening retail stores through its wholly owned subsidiaries, GrowGeneration Pueblo Corp, and GrowGeneration California Corp. The company commenced operations with the purchase of 4 retail hydroponic stores in Pueblo and Canon City, Colorado on May 30, 2014. The Company, currently owns and operates a total of 9 stores and is actively engaged in seeking to acquire additional hydroponic retail stores.

Subsequent Events

The Company has evaluated events and transactions occurring from December 31, 2015 through June 27, 2016, for items that should potentially be recognized or disclosed in these consolidated financial statements. The evaluation was conducted through the date these consolidated financial statements were issued.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation

The Company’s financial statements are prepared on the accrual method of accounting. The accounting and reporting policies of the Company conform with generally accepted accounting principles (GAAP). The consolidated financial statements of the Company include the accounts of GrowGeneration Pueblo Corp and Grow Generation California Corp. Intercompany balances and transactions are eliminated in consolidation. The various products sold support each other and are interrelated. Management makes significant operating decisions based upon the analysis of the entire Company and financial performance is evaluated on a company-wide basis. Accordingly, the various products sold are aggregated into one reportable operating segment as under guidance in the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC or codification”) Topic 280 for segment reporting.

Use of Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported revenues and expenses during the reporting period. Actual results could vary from the estimates that were used.

Revenue Recognition

Revenue on product sales is recognized upon delivery or shipment. Customer deposits/layaway sales are not reported as income unit final payment is received and the merchandise is delivered.

F-22

GrowGeneration Corp and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2015 and For the Period March 6, 2014 to December 31, 2014

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivable

Accounts receivable are stated at the amount the Company expects to collect from balances outstanding at year-end. Based on the Company's assessment of the credit history with customers having outstanding balances and current relationships with them. At December 31, 2015 and 2014, the Company established an allowance for doubtful accounts of $6,500 and $2,887, respectively.

Property and Equipment

Expenditures for maintenance and repairs are charged against operations. Renewals and betterment that materially extend the life of the asset are capitalized. Depreciation of property and equipment is provided on the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

Estimated Lives
Vehicle	5 years
Furniture and fixtures	5-7 years
Computers and equipment	3-5 years
Leasehold improvements	10 years

For income tax purposes, depreciation is computed using the accelerated cost recovery system and the modified accelerated cost recovery system.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, Income Taxes, which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate principally to depreciation of property and equipment, reserve for obsolete inventory and bad debt. Deferred tax assets and liabilities represent the future tax consequence for those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of FASB ASC 740-10-25, which prescribes a recognition threshold and measurement attribute for the recognition and measurement of tax positions taken or expected to be taken in income tax returns. FASB ASC 740-10-25 also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, and accounting for interest and penalties associated with tax positions. The Company’s tax returns are subject to tax examinations by U.S. federal and state authorities until respective statute of limitation. Currently, the 2014 tax year is open and subject to examination by taxing authorities. However, the Company is not currently under audit nor has the Company been contacted by any of the taxing authorities. The Company does not have any accruals for uncertain tax positions as of December 31, 2015. It is not anticipated that unrecognized tax benefits would significantly increase or decrease within 12 months of the reporting date.

F-23

GrowGeneration Corp and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2015 and For the Period March 6, 2014 to December 31, 2014

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Presentation of Sales Taxes

The Company is required to collect sales tax for the State of Colorado and California, City of Pueblo, City of Canon City, Pueblo County, Fremont County, City & County of Denver, and the City of Santa Rosa; ranging from 2.9% to 8.75 % on the Company's sales to nonexempt customers. The Company collects sales taxes from customers and remits to the corresponding taxing authorities. The Company's accounting policy is to exclude the tax collected and remitted from revenue and cost of sales.

Advertising

The Company expenses all advertising and promotional costs when incurred. Advertising and promotional expenses for the year ended December 31, 2015 and for the period from inception (March 6, 2014) to December 31, 2014 amounted to $51,332 and $16,189, respectively.

Freight and Shipping

It is the Company's policy to classify freight and shipping costs as part of cost of sales. Total freight and shipping costs for the year ended December 31, 2015 and for the period from inception (March 6, 2014) to December 31, 2014 was $13,419 and $9,321, respectively.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all unrestricted highly liquid investments with an original maturity of three months or less to be cash equivalents.

Goodwill

Goodwill represents the excess of acquisition costs over the fair value of net tangible and intangible assets acquired in connection with an acquisition. The Company accounts for goodwill in accordance with the provisions of FASB Accounting Standards Update (ASU) 2014-02, Intangibles – Goodwill and Other (Topic 350) Accounting for Goodwill. In accordance with FASB ASC Topic 350 for Intangibles – Goodwill and Other, goodwill is not amortized but is reviewed for potential impairment on an annual basis, or if events or circumstances indicate a potential impairment, at the reporting unit level. The Company’s review for impairment includes an assessment of qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value, including goodwill. If it is determined that it is more likely than not that the fair value of a reporting unit is less than its carrying value, including goodwill, the first step of the two-step quantitative goodwill impairment test is performed, which compares the fair value of the reporting unit with its carrying amounts, including goodwill. If the fair value of the reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired. However, if the carrying amount of the reporting unit exceeds its fair value, an additional procedures must be performed. That additional procedure compares the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill. An impairment loss is recorded to the extent that the carrying amount of goodwill exceeds its implied fair value. The carrying value of goodwill is tested for impairment annually or more frequently if circumstances indicate that impairment may have occurred.

Inventory

Inventory consists primarily of gardening supplies and materials and is recorded at the lower of cost (first-in, first-out method) or market.

F-24

GrowGeneration Corp and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2015 and For the Period March 6, 2014 to December 31, 2014

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock Based Compensation

The Company accounts for stock-based compensation issued to employees, and where appropriate, non-employees, at fair value. Under fair value provisions, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the appropriate vesting period using the straight-line method. The amount of stock-based compensation recognized at any date must at least equal the portion of the grant date fair value of the award that is vested at that date and as a result it may be necessary to recognize the expense using a ratable method. Determining the fair value of stock-based awards at the date of grant requires judgment, including estimating the expected term of the stock options and the expected volatility of the Company’s stock. In addition, judgment is required in estimating the amount of stock-based awards that are expected to be forfeited. If actual results differ significantly from these estimates or different key assumptions were used, it could have a material effect on the Company’s consolidated financial statements.

3.	RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which provides guidance for revenue recognition. ASU 2014-09 will supersede and replace nearly all existing U.S. GAAP revenue recognition guidance. ASU 2014-09 establishes a new control-based revenue recognition model, changes the basis for deciding when revenue is recognized over time or at a point of time, provides new and more detailed guidance on specific topics and expands and improves disclosures about revenue. The guidance in ASU 2014-09 is effective for public entities for annual reporting periods beginning after December 15, 2016. Non public entities are required to apply the guidance for annual periods beginning after December 15, 2017. Early application is not permitted for public entities. The Company is currently evaluating the impact the adoption of ASU 2014-09 will have on the Company's financial statements and disclosures.

4.	LEASE COMMITMENTS

The Company leases its store facilities under operating leases ranging from $900 to $5,600 per month. The following is a schedule of future minimum rental payments required under the terms of the operating leases as of December 31, 2015:

Year Ending December 31	Amount
2016	$153,510
2017	147,740
2018	111,120
2019	93,500
2020	52,800
$558,670

F-25

GrowGeneration Corp and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2015 and For the Period March 6, 2014 to December 31, 2014

4.	LEASE COMMITMENTS (Continued)

Rent expense under all operating leases for the year ended December 31, 2015 and for the period from inception (March 6, 2014) to December 31, 2014 was $105,269 and $33,975, respectively.

5.	OTHER COMMITMENTS

In May 2014, the Company entered into employment agreements with its CEO and President of the Company. The agreements require payment of monthly wages and benefits. The maximum compensation for wages under these agreements is approximately $200,000. These agreements expire May 2017.

In April 2015, the Company acquired approximately $30,000 of inventory from Green Growers, Inc., a retail store located in Canon City, Colorado. In connection therewith, the Company engaged the CEO of Green Growers, Inc. as a sales consultant for a period of two years expiring April 2017. The agreement requires a base fee of $1,200 per month during the first year and $600 per month during the second year, together with incentive compensation for any new business generated, in an amount equal to 25% of the gross profit on such business. The Company also issued this consultant 10,000 three (3) year options, exercisable at a price of $.60 per share, as additional compensation under his consulting agreement.

In June 2015, the Company acquired approximately $68,000 of inventory from Happy Grow Lucky, Inc., a retail store located in Conifer, Co. In connection therewith, the Company engaged the two principals as sales consultants for a period of one year expiring June 2016. Each consultant is paid $420 per month, together with incentive compensation for any new business they generate, in an amount equal to 25% of the gross profit on such business. In addition, the Company executed a new three year lease for the premises in Conifer, Co. at a rate of $2,400 per month.

On October 8, 2015, the Company completed an inventory purchase of approximately $169,000 of inventory and $25,000 of fixed assets from Sweet Leaf Hydroponics Inc., a retail store located in Santa Rosa, Ca. In connection therewith, the Company engaged one of the principals as a sales consultant for a period of one year expiring October 2016. The agreement requires a payment of $1,000 per month for one year, together with incentive compensation for any new business generated in the amount equal to 25% of the gross profit on such business.

On November 28, 2015, the Company acquired $35,000 of inventory of Greenhouse Tech Inc., a retail store located in Colorado Springs, Colorado. The Company engaged the principal of Greenhouse Tech as a sales consultant for 1 year, at $13 per hour, together with incentive compensation for any new business generated in the amount equal to 20% of the gross profit on such business.

F-26

GrowGeneration Corp and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2015 and For the Period March 6, 2014 to December 31, 2014

6.	INCOME TAXES

The Company is subject to federal and state income taxes.

The Company and subsidiaries file a consolidated federal income tax return. The Company’s consolidated provision for income taxes for the year ended December 31, 2015 and for the period from inception (March 6, 2014) to December 31, 2014 consists of the following:

	Year Ended December 31, 2015	For the Period from Inception (March 6, 2014) to December 31, 2014
Income Tax Expense (benefit)
Current federal tax expense
Federal	$-0-	$-0-
State	-0-	-0-
Deferred tax (benefit)
Federal	$-0-	$-0-
State	-0-	-0-
Total	$-0-	$-0-

The consolidated provision for income taxes for the year ended December 31, 2015 and for the period from inception (March 6, 2014) to December 31, 2014 differs from that computed by applying federal statutory rates to income before federal income tax expense, as indicated in the following analysis:

	Year Ended December 31, 2015	For the Period from Inception (March 6, 2014) to December 31, 2014
Expected federal tax provision (benefit) at 35% rate	$(185,065)	$(66,380)
Surtax exemption	26,438	9,483
Meals and entertainment	2,724	1,410
Valuation allowance	171,493	64,050
State income tax	(15,590)	(8,563)
Total income tax (benefit)	$-0-	$-0-
Effective tax rate (benefit)	0.0%	0.0%

F-27

GrowGeneration Corp and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2015 and For the Period March 6, 2014 to December 31, 2014

6.	INCOME TAXES (Continued)

A summary of deferred tax assets and liabilities as of December 31, 2015 and for the period from inception (March 6, 2014) to December 31, 2014 is as follows:

Deferred tax assets:	Year Ended December 31, 2015	For the Period from Inception (March 6, 2014) to December 31, 2014

Reserve for inventory obsolescence	$18,008	$4,675
Reserve for bad debt	2,251	1,000
Stock option compensation	108,963	29,897
Federal tax loss carryforward	135,562	32,791
State tax loss carryforward	20,923	5,061
Total deferred tax assets	285,707	73,424

Valuation Allowance	(235,543)	(64,050)

Deferred tax liabilities:
Accumulated depreciation and amortization	(50,164)	(9,374)
Total deferred tax liabilities	(50,164)	(9,374)
NET DEFERRED TAX ASSETS	$-0-	$-0-

Management assesses the available positive and negative evidence to estimate if sufficient future taxable income will be generated to use the existing deferred tax assets. A significant piece of objective negative evidence evaluated was the cumulative loss incurred since inception. Such objective evidence limits the ability to consider other subjective evidence such as our projections for future growth.

On the basis of this evaluation, as of December 31, 2015, a valuation allowance of $235,543 has been recorded to record the portion of the deferred tax asset that is more likely than not to be realized. The amount of the deferred tax asset considered realizable, however, could be adjusted if estimates of future taxable income during the carryforward period are reduced or increased or if objective negative evidence in the form of cumulative losses is no longer present and additional weight may be given to subjective evidence such as our projections for growth.

As of December 31, 2015, the Company had approximately $451,878 federal and state net operating loss carryforwards, which result in a deferred tax asset of $156,485, expiring in 2034 and 2035.

F-28

GrowGeneration Corp and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2015 and For the Period March 6, 2014 to December 31, 2014

7.	LONG-TERM DEBT

Long-term debt consists of the following at December 31, 2015:

Note payable to Hitachi Capital America Corp.
Secured by equipment with a book value of $30,658 payable in 48 monthly installments of $631.13, including interest at 8.0% through August 2019	$23,999

Less Current Maturities	(5,866)
Total Long-Term Debt	$18,133

Future Debt Maturities – A schedule of expected debt payments and the portion allocated to principal follows:

Year Ending December 31	Total Payment	Allocated to Principal
2016	$7,574	$5,866
2017	7,574	6,353
2018	7,574	6,880
2019	5,049	4,900
	$27,771	$23,999

Interest expense for the year ended December 31, 2015 and for the period from inception March 6, 2014 through December 31, 2014 was $2,916 and $671, respectively.

8.	STOCK OPTIONS

On March 6, 2014, the Company’s Board of Directors (the “Board”) approved the 2014 Equity Incentive stock plan pursuant to which the Company may grant incentive and non-statutory options to employees, nonemployee members of the Board, consultants and other independent advisors who provide services to the Corporation. The maximum shares of common stock which may be issued over the term of the plan shall not exceed 2,500,000 shares. Awards under this plan are made by the Board or a committee of the Board. Options under the plan are to be issued at the market price of the stock on the day of the grant except to those issued to holders of 10% or more of the Company’s common stock which is required to be issued at a price not less than 110% of the fair market value on the day of the grant. Each option is exercisable at such time or times, during such period and for such numbers of shares shall be determined by the Plan Administrator. However, no option shall have a term in excess of 5 years from the date of grant.

F-29

GrowGeneration Corp and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2015 and For the Period March 6, 2014 to December 31, 2014

8.	STOCK OPTIONS (Continued)

On March 6, 2014, the Company issued 650,000 options to its CEO, Darren Lampert, issued 400,000 options to its CFO, Irwin Lampert, issued 400,000 options to its President, Michael Salaman and issued 200,000 options to its COO, Jason Dawson exercisable at prices between $.60 and $.66 per share. On May 12, 2014, the Company issued 50,000 options to its director, Jody Kane and on May 14, 2014, the Company issued 50,000 options to its director, Steve Aiello, exercisable at prices between $.60 and $.66 per share. On July 7, 2014, the Company issued 100,000 options to 8 of its employees, exercisable at prices between $.60 and $.66 per share. The options vest 1/3 immediately, 1/3 one year after date of issuance and 1/3 two years after date of issuance. On April 15, 2015 the Company issued 10,000 options to sales consultant, Duane Nunez and on October 8, 2015 it issued 25,000 options to sales consultant Troy Sower, exercisable at $.60 per share. The options vest over a three year period. Compensation expense recorded for the year ended December 31, 2015 and for the period from inception (March 6, 2014) to December 31, 2014 was $87,967 and $86,333, respectively.

Each option is estimated as of the date of grant using a Black-Scholes Merton option valuation model that uses the assumptions noted in the table below. To address the lack of historical volatility data for the Company, expected volatility is based on the volatilities of peer companies.

As of December 31, 2015, there were 1,885,000 options issued and outstanding under the plan.

Expected volatility	141.26%
Expected dividends	-0-
Expected term	3 years
Risk-free rate	2.0%

A summary of option activity as of December 31, 2015:

Options	Shares	Weighted-Average Exercise Price
Outstanding at March 6, 2014	-0-	$
Granted	1,850,000		$.62
Exercised
Forfeited or expired
Outstanding at January 1, 2015	1,850,000		$.62
Granted	35,000		$.62
Exercised
Forfeited or expired
Outstanding at December 31, 2015	1,885,000		$.62

F-30

GrowGeneration Corp and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2015 and For the Period March 6, 2014 to December 31, 2014

8.	STOCK OPTIONS (Continued)

A summary of the status of the Company’s nonvested shares as of December 31, 2015 and changes during the period then ended is presented below:

Nonvested shares	Shares	Weighted-Average Fair Market Value
Nonvested at March 1, 2014	-0-	$
Granted	1,850,000		$0.14
Vested	(616,667)		$0.14
Forfeited	-0-		$-0-
Nonvested at January 1, 2015	1,233,333		$0.14
Granted	35,000		$0.14
Vested	(628,334)		$0.14
Forfeited	-0-		$-0-
Nonvested at December 31, 2015	639,999		$0.14

9.	STOCK PURCHASE WARRANTS

As of December 31, 2015, the Company granted 2,465,001 warrants to investors in a private placement of common shares. These warrants are exercisable for a period of five years with an exercise price of $.70. In October 2015, 142,800 warrants were issued to “Placement Agents” for private placement of common stock.

Each warrant is estimated as of the date of grant using a Black-Scholes Merton option valuation model that uses the assumptions noted in the table below. To address the lack of historical volatility data for the Company, expected volatility is based on the volatilities of peer companies.

As of December 31, 2015, there were 2,607,801 warrants granted.

Expected volatility:	63.34%
Expected dividends:	0%
Expected term:	5 years
Risk free rate:	2%

A summary of the status of the Company’s outstanding stock warrants as of December 31, 2015 is as follows:

		Weighted Average	Weighted- Average
	Shares	Exercise Price	Fair Market Value
Outstanding January 1, 2015	-0-	$-0-	$-0-
Granted	2,607,801	$.70	$.07
Exercised	-0-	$-0-	$-0-
Forfeited	-0-	$-0-	$-0-
Outstanding December 31, 2015	2,607,801	$.70	$.07

F-31

GrowGeneration Corp and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2015 and For the Period March 6, 2014 to December 31, 2014

10.	ACQUISITION OF SUBSIDIARIES

On May 29, 2014, the Company’s subsidiary, Grow Generation Pueblo Corp, entered into an agreement to purchase the assets and certain liabilities of Southern Colorado Garden Supply Corporation in order to commence operations in the retail hydroponic and organic specialty gardening industry. Southern Colorado Garden Supply Corporation remains a separate entity. There were no related acquisition costs. The purchase price of $499,976 was paid in cash on May 31, 2014 and consisted of the following:

Fixed assets	$35,000
Inventory	273,000
Accounts receivable	5,286
Prepaid expenses	1,320
Total assets	314,606
Accounts payable	57,275
Customer deposits	355
Total liabilities	57,630
Fair value of assets acquired	256,976
Cash paid	499,976
Goodwill recognized on acquisition	$243,000

The fair value of the assets acquired less cash paid resulted in an amount of $243,000, which has been recorded as Goodwill on the Company’s consolidated balance sheet. Goodwill consists of customer lists, the value of the Company’s human capital and management, and the Company’s future growth potential.

The purchase agreement also required an employment agreement with the seller until February 23, 2018. The agreement requires monthly wages and benefits. The compensation for wages under this agreement is $84,000 per annum, with annual increases of 10% of the Executive’s s base salary. The Executive also receives 100,000 common shares for each year employed. The employment agreement also requires the Company to issue the seller 200,000 shares of stock options, exercisable at prices between $.60 and $.66 per share. The purchase agreement also had the seller sign a covenant not to compete in a similar business as an owner, manager or employee within a period of 1 year.

11.	STOCKHOLDERS’ EQUITY

Common Stock

The Company’s current Certificate of Incorporation authorizes it to issue 100,000,000 shares of common stock, par value $0.001 per share. As of December 31, 2015, there were 8,967,834 shares of common stock outstanding. The number of shares of common stock outstanding as of December 31, 2015 does not include (i) 2,465,001 shares of common stock issuable upon the exercise of warrants; (ii) shares of our common stock issuable upon the exercise of 1,885,000 outstanding stock options; and (iii) 142,800 warrants issued to the Placement Agent in connection with our 2015 Private Placement pursuant to which it can acquire 142,800 shares of common stock at a purchase price of $.70 per share.

F-32

GrowGeneration Corp and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2015 and For the Period March 6, 2014 to December 31, 2014

12.	EARNINGS PER SHARE

The following table sets forth the composition of the weighted average shares (denominator) used in the basic and dilutive earnings per share computation for year ended December 31, 2015 and for the period from inception (March 6, 2014) to December 31, 2014.

	Year Ended December 31, 2015	from For the Period Inception (March 6, 2014) to December 31, 2014
Net Loss	$(528,756)	$(189,655)
Weighted average share outstanding basic	6,563,271	6,000,000
Effect of dilutive common stock equivalents
Adjusted weighted average shares outstanding – dilutive	6,563,271	6,000,000
Basic loss per share	$(.08)	$(.03)
Dilutive loss per share	$(.08)	$(.03)

The effect of 1,885,000 stock options and 2,607,801 warrants outstanding as of December 31, 2015 is antidilutive and therefore not presented in the above table.

13.	SUBSEQUENT EVENTS

On March 1, 2016, the Company entered into a three year lease for 4,498 square feet of retail space and opened its 9th store, located in Denver, Colorado at a monthly lease rate of $3,650 through March 2017, $3,750 through March 2018, $3,873 through March 2019.

On April 1, 2016, the Company entered into a new lease agreement for 3,300 square feet of retail space for their California store located in Santa Rosa at a monthly lease rate of $5,600 through December 2016, $6,000 through December 2017.

On April 29, 2016, the company closed on the 2016 private placement to which they sold 890,714 units to 10 accredited investors at a price of $.70 per unit, with each unit consisting of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $.70 per share. The warrants have a five year life for gross proceeds of $623,500.

On April 29, 2016, the Company issued 50,000 common shares and 50,000 warrants to the Placement Agent in connection with our 2016 Private Placement.

F-33

GROWGENERATION CORP

8,011,430 Shares

Common Stock

PROSPECTUS

____________, 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our estimated expenses in connection with the issuance and distribution of the securities being registered are:

SEC Registration Fee	$462
Accounting Fees and Expenses	$15,000
Legal Fees and Expenses	$45,000
Miscellaneous Fees and Expenses	$9,538
Total	$70,000

ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Colorado Business Corporation Act (the “CBCA”) generally provides that a corporation may indemnify a person made party to a proceeding because the person is or was a director against liability incurred in the proceeding if: the person’s conduct was in good faith; the person reasonably believed, in the case of conduct in an official capacity with the corporation, that such conduct was in the corporation’s best interests, and, in all other cases, that such conduct was at least not opposed to the corporation’s best interests; and, in the case of any criminal proceeding, the person had no reasonable cause to believe that the person’s conduct was unlawful. The CBCA prohibits such indemnification in a proceeding by or in the right of the corporation in which the person was adjudged liable to the corporation or in connection with any other proceeding in which the person was adjudged liable for having derived an improper personal benefit. The CBCA further provides that, unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director or officer of the corporation, against reasonable expenses incurred by the person in connection with the proceeding. In addition, a director or officer, who is or was a party to a proceeding, may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. The CBCA allows a corporation to indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as a director.

As permitted by the CBCA, the Company’s articles of incorporation and bylaws generally provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the CBCA. In addition, the Company may also indemnify and advance expenses to an officer who is not a director to a greater extent, not inconsistent with public policy, and if provided for by its bylaws, general or specific action of the Company’s board of director or shareholders.

The Company has entered into substantively identical Indemnification Agreements with its current directors and officers (the “Indemnitees”), which generally provide that, to the fullest extent permitted by Colorado law, the Company shall indemnify such Indemnitee if the Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the Indemnitee is or was or has agreed to serve at the Company’s request as a director, officer, employee or agent of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the Company’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity or by reason of the imposition upon such officer or director of any federal and/or state income tax obligation (inclusive of any interest and penalties, if applicable), that is imposed on such officer or director with respect to income, “phantom income,” rescinded or unconsummated transactions, or any other allegedly taxable event for which no benefit was received by such officer or director. The indemnification obligation includes, without limitation, claims for monetary damages against an Indemnitee in respect of an alleged breach of fiduciary duties and generally covers expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by an Indemnitee or on an Indemnitee’s behalf in connection with such action, suit or proceeding and any appeal therefrom, but shall only be provided if the Indemnitee acted in good faith; and, in the case of conduct in an official capacity with the corporation, if such conduct was in the Company’s best interests, and, in all other cases, if such conduct was at least not opposed to the Company’s best interests; and, with respect to any criminal action, suit or proceeding, if the Indemnitee had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

II-1

Section 7-108-402(1) of the CBCA permits a corporation to include in its articles of incorporation a provision eliminating or limiting the personal liability of directors to the corporation or its shareholders for monetary damages for any breach of fiduciary duty as a director (except for breach of a director’s duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful distributions, or any transaction from which the director derived improper personal benefit). Further, Section 7-108-402(2) of the CBCA provides that no director or officer shall be personal liable for any injury to persons or property arising from a tort committed by an employee, unless the director or officer was either personally involved in the situation giving rise to the litigation or committed a criminal offense in connection with such situation.

As permitted by the CBCA, the Company’s articles of incorporation provide that the personal liability of the Company’s directors to the Company or its shareholders is limited to the fullest extent permitted by the CBCA. The Indemnification Agreements described above also provide that the Company’s indemnification obligation includes, without limitation, claims for monetary damages against the Indemnitee in respect of an alleged breach of fiduciary duties to the fullest extent permitted by the CBCA.

Section 7-109-108 of the CBCA provides that a corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation, or who, while a director, officer, employee, fiduciary or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of another entity or an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from the person’s status as a director, officer, employee, fiduciary or agent, whether or not the corporation would have power to indemnify the person against the same liability under the CBCA.

As permitted by the CBCA, the Company’s bylaws authorize the Company to purchase and maintain such insurance. The Company currently maintains a directors and officers insurance policy insuring its past, present and future directors and officers, within the limits and subject to the limitations of the policy, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

Between March 2014 and October 6, 2016, the Company made sales of the following unregistered securities:

Original Issuances of Stock

Formation of GrowGeneration Corp.

In connection with our formation in March 2014, we sold an aggregate of 5,000,000 shares of our common stock to our founders Darren Lampert, Michael Salaman and Irwin Lampert, for an aggregate of $50,000 ($0.001 per share). All of such issuances were believed to be exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

2014 Private Placement

In March 2014, we raised $600,000 from the sale of 1,000,000 shares of our common stock to seventeen (17) accredited investors, at a price of $.60 per share. All securities sold in the 2014 Private Placement were arranged by officers and directors and no commissions or other remuneration was paid to any person in connection with such sales. Proceeds from this sale were utilized to effect the acquisition of the assets of Southern Colorado Garden Supply Corp. (d/b/a Pueblo Hydroponics), which we completed on May 29, 2014, through our wholly-owned subsidiary, GrowGeneration Pueblo Corp., a Colorado corporation. The purchase price was $499,976, consisting of $243,000 in goodwill and $273,000 in inventory, $35,000 in fixed assets, $5,286 in accounts receivable and $1,320 in prepaid expenses offset by $57,275 in accounts payable and $355 in customer deposits.

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2015 Private Placements

In April 2015, we raised $180,000 from the sale of 300,000 shares of our common stock to four (4) accredited investors, at a price of $.60 per share. All securities sold in this private placement were arranged by officers and directors and no commissions or other remuneration was paid to any person in connection with such sales. We used the proceeds raised in this offering for inventory purchases and working capital.

On March 12, 2015 we entered into an agreement with Cavu Securities LLC, a FINRA Member broker dealer (“Cavu”), pursuant to which we engaged Cavu on a non-exclusive basis to act as our lead placement agent for the sale of up to $4,200,000 of our units. Each unit was offered at a price of $.70 per unit. Each unit consisted of (i) one share of our common stock and (ii) one 5 year warrant to purchase one share of Common Stock at an exercise price of $0.70 per share. The units were offered and sold on a “best-effort” basis. On October 30, 2015, we closed the private placement with a total of 2,465,001 units sold and realized gross proceeds of $1,725,501. We paid Cavu total compensation for its services of (i) $73,295 in commissions; (ii) five-year warrants to purchase 142,800 shares of our common stock, at an exercise price equal to $0.70 per share; and (iii) 77,833 shares of our common stock.

2016 Private Placements

On April 29, 2016, the Company closed on a private placement to which it sold 890,714 units to 10 accredited investors at a price of $.70 per unit, with each unit consisting of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $.70 per share. The warrants have a five year life for gross proceeds of $623,500. We paid Cavu, our placement agent, a total compensation for its services of (i) five-year warrants to purchase 50,000 shares of our common stock, at an exercise price equal to $0.70 per share; and (ii) 50,000 shares of our common stock.

On October 6, 2016, the Company closed a private placement of a total of 1,000,000 units of its securities sold to 8 accredited investors at a price of $0.70 per unit. Each unit consists of one share of common stock and one 5 year warrant to purchase one share of common stock at an exercise price of $0.70 per share. The Company raised an aggregate of $700,000 gross proceeds in the offering. The Company agreed to pay Cavu a cash fee of $22,050 and five-year warrants to purchase 31,500 shares of common stock, at an exercise price equal to $0.70 per share, on proceeds of $315,000 raised by Cavu in connection with this offering.

Stock Options

Since our inception, we have granted stock options under our 2014 Equity Compensation Plan to purchase an aggregate of 1,880,000 shares at exercise prices ranging from $0.60 to $.66 per share.

Securities Act Exemptions

We deemed all of the above offers, sales and issuances of our shares of common stock and warrants to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, including Regulation D and Rule 506 promulgated thereunder, relative to transactions by an issuer not involving a public offering. All purchasers of securities in transactions exempt from registration pursuant to Regulation D represented to us that they were accredited investors and were acquiring the shares for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof and that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The purchasers received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from such registration.

We deemed the grants of stock options and issuances of common stock upon exercise of such options described above under “—Stock Options” to be exempt from registration under the Securities Act in reliance on Rule 701 of the Securities Act as offers and sales of securities under compensatory benefit plans and contracts relating to compensation in compliance with Rule 701. Each of the recipients of securities in any transaction exempt from registration either received or had adequate access, through employment, business or other relationships, to information about us.

All certificates representing the securities issued in the transactions described in this Item 15 included appropriate legends setting forth that the securities had not been offered or sold pursuant to a registration statement and describing the applicable restrictions on transfer of the securities. There were no underwriters employed in connection with any of the transactions set forth in this Item 15. Cavu Securities LLC acted as Placement Agent for some of the securities sold in the our private placements closed in October 2015 and April 2016.

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ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description

3.1	Certificate of Incorporation of GrowGeneration Corp. (Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 as filed on November 9, 2015)

3.2	Bylaws of GrowGeneration Corp. (Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 as filed on November 9, 2015)

4.1	Form of Investor Warrant (Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 as filed on November 9, 2015)

4.2	Form of Placement Agent Warrant issued to Cavu Securities LLC (Incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 as filed on November 9, 2015)

5.1	Opinion of Andrew I. Telsey, P.C. (Incorporated by reference to Exhibit 5.1 to the Amendment No. 1 to Registration Statement on Form S-1 as filed on May 11, 2016)

10.1	Placement Agency Agreement, dated March 12, 2015, between of GrowGeneration Corp. and Cavu Securities LLC. (Incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1 as filed on November 9, 2015)

10.2	Form of Subscription Agreement for GrowGeneration Corp.’s 2014 private placement (Incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1 as filed on November 9, 2015)

10.3	Form of Subscription Agreement for GrowGeneration Corp.’s 2015 private placement (Incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-1 as filed on November 9, 2015)

10.4	Form of Subscription Agreement for GrowGeneration Corp.’s second 2015 private placement (Incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-1 as filed on November 9, 2015)

10.5	GrowGeneration Corp. 2014 Equity Incentive Plan (Incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-1 as filed on November 9, 2015)

10.6	Form of GrowGeneration Corp. Stock Option Agreement (Incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1 as filed on November 9, 2015)

10.7	Employment Agreement, dated May 12, 2014 between of GrowGeneration Corp. and Darren Lampert (Incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1 as filed on November 9, 2015)

10.8	Employment Agreement, dated May 12, 2104, between of GrowGeneration Corp. and Michael Salaman (Incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1 as filed on November 9, 2015)

10.9	Employment Agreement, dated February 23, 2015, between of GrowGeneration Corp. and Jason Dawson (Incorporated by reference to Exhibit 10.9 to the Amendment No. 1 to Registration Statement on Form S-1 as filed on May 11, 2016)

10.10	Form of Indemnification Agreement (Incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-1 as filed on November 9, 2015)

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10.11	Asset Purchase Agreement dated April 14, 2014 between GrowGeneration Pueblo Corp. and Southern Colorado Garden Supply Corp. (d/b/a Pueblo Hydroponics) (Incorporated by reference to Exhibit 10.11 to the Amendment No. 2 to Registration Statement on Form S-1 as filed on June 15, 2016)

10.12	Inventory Purchase Agreement dated May 10, 2015 between Grow Generation Pueblo Corp. and Happy Grow Lucky, LLC (Incorporated by reference to Exhibit 10.12 to the Amendment No. 1 to Registration Statement on Form S-1 as filed on May 11, 2016)

10.13

Inventory Purchase Agreement dated April 10, 2015 between Grow Generation Pueblo Corp. and Green Growers Corp. (Incorporated by reference to Exhibit 10.13 to the Amendment No. 1 to Registration Statement on Form S-1 as filed on May 11, 2016)

10.14	Inventory Purchase Agreement dated October 28, 2015 between GrowGeneration California Corp. and Sweet Leaf Hydroponics, Inc. dba Mad Max Hydroponics (Incorporated by reference to Exhibit 10.14 to the Amendment No. 1 to Registration Statement on Form S-1 as filed on May 11, 2016)

10.15	Lease, effective as of June 1, 2014, by and between GrowGeneration Pueblo Corp. and Sunshine Properties. (Incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-1 as filed on November 9, 2015)

10.16	Lease, effective as of May 27, 2014, by and between GrowGeneration Pueblo Corp. and Joe and Renee Prutch. (Incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-1 as filed on November 9, 2015)

10.17	Lease, effective as of June 1, 2014, by and between GrowGeneration Pueblo Corp. and Jannie Coyne. (Incorporated by reference to Exhibit 10.17 to the Registration Statement on Form S-1 as filed on November 9, 2015)

10.18	Lease, effective as of May 27, 2014, by and between GrowGeneration Pueblo Corp. and Larry Schreder. (Incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-1 as filed on November 9, 2015)

10.19	Lease, effective as of June 11, 2015 by and between GrowGeneration Pueblo Corp. and Bill and Bonnie Holland. (Incorporated by reference to Exhibit 10.19 to the Registration Statement on Form S-1 as filed on November 9, 2015)

10.20	Lease, effective as of August 7, 2105, by and between GrowGeneration Pueblo Corp. and Colorado Place Center (Incorporated by reference to Exhibit 10.20 to the Registration Statement on Form S-1 as filed on November 9, 2015)

10.21	Lease, effective as of December 1, 2014, by and between GrowGeneration Pueblo Corp. and PurRecycling Corporation dba Terra Firma Recycling/Fund. (Incorporated by reference to Exhibit 10.21 to the Registration Statement on Form S-1 as filed on November 9, 2015)

10.22

Lease, effective as of February 1, 2016, by and between GrowGeneration California Corp. and David Cates (Incorporated by reference to Exhibit 10.22 to the Amendment No. 1 to Registration Statement on Form S-1 as filed on May 11, 2016)

10.23	Consulting Agreement dated April 10, 2015 by and between GrowGeneration Corp. and Duane Nunez (Incorporated by reference to Exhibit 10.23 to the Registration Statement on Form S-1 as filed on November 9, 2015)

10.24	Consulting Agreement dated May 10, 2015 by and between Grow Generation Pueblo Corp. and Lindsay Schmitt and Cody Schmitt (Incorporated by reference to Exhibit 10.24 to the Registration Statement on Form S-1 as filed on November 9, 2015)

10.25	Consulting Agreement dated October 28, 2105 by and between GrowGeneration California Corp. and Troy Sowers (Incorporated by reference to Exhibit 10.25 to the Registration Statement on Form S-1 as filed on November 9, 2015)

10.26

Lease, dated as of January 25, 2016, by and between GrowGeneration Corp. and The Henry Fund LLC (Incorporated by reference to Exhibit 10.26 to the Amendment No. 1 to Registration Statement on Form S-1 as filed on May 11, 2016)

10.27	Inventory Purchase Agreement dated November 28, 2015 between Grow Generation Pueblo Corp. and Greenhouse Tech Inc. (Incorporated by reference to Exhibit 10.27 to the Amendment No. 1 to Registration Statement on Form S-1 as filed on May 11, 2016)

10.28

Form of Subscription Agreement for GrowGeneration Corp.’s 201 6 private placement (Incorporated by reference to Exhibit 10.28 to the Amendment No. 1 to Registration Statement on Form S-1 as filed on May 11, 2016)

10.29	Commercial Lease, dated July 16, 2016, by and between GrowGeneration Pueblo Corp. and Sierra Services Group LLC (Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K as filed on July 27, 2016)

10.30	Commercial Lease, dated July 19, 2016, by and between GrowGeneration Pueblo Corp. and Platt River Drive, LLC (Incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K as filed on July 27, 2016)

21.1	List of Subsidiaries of GrowGeneration Corp. (Incorporated by reference to Exhibit 21.1 to the Registration Statement on Form S-1 as filed on November 9, 2015)

23.1	Consent of Connolly Grady & Cha (Filed herewith.)

23.2	Consent of Andrew I. Telsey, P.C. (Filed herewith.)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

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ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York on January 13, 2017.

GROWGENERATION CORP.

By:	/s/ Darren Lampert
Name: Darren Lampert
Title: Chief Executive Officer

By:	/s/ Irwin Lampert
Name: Irwin Lampert
Title: Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors GrowGeneration Corp., a Colorado corporation (the “Company”), do hereby constitute and appoint Darren Lampert as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Darren Lampert	Chief Executive Officer and Director	January 13, 2017
Darren Lampert	(Principal Executive Officer)

/s/ Irwin Lampert	Chief Financial Officer	January 13, 2017
Irwin Lampert	(Principal Financial and Accounting Officer)

/s/ Michael Salaman	President and Director	January 13, 2017
Michael Salaman

/s/ Stephen Aiello	Director	January 13, 2017
Stephen Aiello

/s/ Jody Kane	Director	January 13, 2017
Jody Kane

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